Table of Contents

As filed with the Securities and Exchange Commission on September 22, 2026

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GLOW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	86-0889110 (I.R.S. Employer Identification Number)

732 S 6th Street, Suite R

Las Vegas, Nevada 89101

+1 (432) 200-4958

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniela Carolina Mujica Chacon

732 S 6th Street, Suite R

Las Vegas, Nevada 89101

+1 (432) 200-4958

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esq. | Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard, Seminole, Florida 33772

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

Large accelerated filer ☐	Non-accelerated filer ☒	Emerging growth company ☒
Accelerated filer ☐	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

Dated September 22, 2026

GLOW HOLDINGS, INC.

a Nevada corporation

35,000,000 Shares of Common Stock

$0.01 Per Share

Maximum Offering Amount: $350,000

Best Efforts Direct Public Offering

Glow Holdings, Inc., a Nevada corporation (the “Company,” “Glow,” “we,” “us,” or “our”), is offering up to 35,000,000 shares of its common stock, par value $0.001 per share (the “Offered Shares”), at a fixed offering price of $0.01 per share for maximum gross proceeds of $350,000.

The Offered Shares are being offered by the Company on a “best efforts” basis. There is no minimum number of shares that must be sold and no minimum amount of proceeds that must be raised before the Company may conduct a closing. The Company may conduct one or more closings on a rolling basis after the registration statement of which this prospectus forms a part has been declared effective by the Securities and Exchange Commission.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Company	Proceeds to Other Persons
Per Share	1	$0.01	$0.00	$0.01	$0.00
Maximum Offering	35,000,000	$350,000	$0.00	$350,000	$0.00

The amounts shown above are before deduction of offering expenses. The Company has not engaged an underwriter, broker-dealer, placement agent or other selling agent as of the date of this prospectus. If the Company subsequently engages any such person and agrees to pay commissions or other compensation, the registration statement will be amended and the prospectus will be supplemented as required by applicable law.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective by the Securities and Exchange Commission.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

The Company’s common stock is quoted on the OTC Markets under the trading symbol “GLOH.”

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Glow Holdings, Inc. (the “Company,” “Glow,” “we,” “us,” or “our”) is offering up to 35,000,000 shares of its common stock at a fixed offering price of $0.01 per share for maximum gross proceeds of $350,000, before deducting offering expenses. The offering is being conducted as a direct, best-efforts offering under an effective registration statement under the Securities Act of 1933, as amended. There is no minimum offering amount and no escrow arrangement is currently being used. Following each closing, funds from accepted subscriptions will be available for use by the Company in accordance with the “Use of Proceeds” section of this prospectus. The Company may accept subscriptions through one or more rolling closings during the offering period. The Company does not presently anticipate using selling securityholders in the offering. Investors located outside the United States are responsible for compliance with the securities, tax, exchange-control, anti-money laundering, sanctions and other laws applicable in their jurisdictions; effectiveness of the registration statement does not constitute registration or approval of the Offered Shares under foreign law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements include statements concerning the Company's business strategy, future operations, development plans, commercialization efforts, market opportunities, capital requirements, anticipated growth, prospective financial performance and expected use of proceeds. These statements are based on current expectations, estimates and assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such statements. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Except as required by applicable law, the Company undertakes no obligation to update or revise forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that prospective investors should consider before purchasing the securities offered hereby. Prospective investors should carefully read this entire prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Dilution,” and the financial statements and related notes included elsewhere in this prospectus.

Company Overview

Glow Holdings, Inc. is a Nevada corporation focused on the development and commercialization of enterprise software, workflow automation systems, operational analytics technologies, AI-enhanced business tools, and scalable software-as-a-service (“SaaS”) solutions associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”).

The Company’s current strategic direction is centered on developing technology solutions intended to assist businesses in digitizing operational workflows, centralizing reporting and data, automating manually intensive processes, improving systems interoperability, and enhancing operational visibility and decision-making. The Company intends to pursue opportunities involving enterprise software development, systems integration, workflow optimization, operational analytics, technology consulting, cloud-based infrastructure, and subscription-oriented SaaS products.

The Company expects its technology initiatives to focus primarily on businesses operating in finance, trade, logistics, operational management, and other commercial environments where organizations may continue to rely on fragmented systems, manual processes, disconnected data sources, and limited enterprise software infrastructure. Management believes these conditions may be particularly prevalent in emerging and operationally underserved markets, including markets within Latin America.

Wabiam Technology Platform

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain technology assets, software-related rights, business materials, intellectual property rights, and related proprietary assets associated with Wabiam.

The acquired assets include, to the extent owned or controlled by Ms. Lopez, certain software concepts, technology materials, workflow designs, business plans, technical documentation, branding materials, website content, product concepts, SaaS-related materials, analytics concepts, development materials, and related intellectual property and proprietary rights. In consideration for the acquisition, the Company issued 2,000,000 shares of restricted common stock to Ms. Lopez.

Wabiam is not a separate legal entity. It represents the Company’s business platform, operating initiative, and commercial identity associated with its enterprise technology development activities.

The Company intends to develop Wabiam through a hybrid business model that combines customer-specific software development and technology services with the development of reusable software infrastructure and proprietary SaaS products. Management believes customer implementation and consulting engagements may provide near-term revenue opportunities while also allowing the Company to identify recurring operational requirements that may be incorporated into standardized software products and subscription-based offerings.

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The Company’s anticipated products and services include custom enterprise software development, process automation and workflow systems, analytics dashboards and operational intelligence tools, systems integration and technology consulting, cloud-based SaaS applications, and potential licensing of proprietary software modules and related technologies. The Company also intends to incorporate AI-enhanced functionality into certain products where management believes such functionality may improve reporting, analytics, workflow automation, or enterprise decision support.

The Company’s Wabiam-related activities remain in the early stages of development, evaluation, and commercialization. As of the date of this Prospectus, the Company has not generated revenue from Wabiam or from its enterprise software, workflow automation, operational analytics, AI-enhanced technology, or SaaS-related initiatives. There can be no assurance that the Company will successfully develop or commercialize the acquired technology assets or that Wabiam-related activities will generate material or recurring revenue.

Historical Operations and Disposition of TeleCare Home Health LLC

The Company’s historical operating revenue was generated by TeleCare Home Health LLC (“TeleCare”), a Texas limited liability company that became the Company’s wholly owned subsidiary in October 2025. TeleCare provided healthcare-related services and consulting to medical providers and generated substantially all of the Company’s reported revenue for the year ended December 31, 2025 and the interim periods reflected in the Company’s historical financial statements.

TeleCare was not part of the Company’s current Wabiam-related enterprise technology strategy. In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer, pursuant to a transaction approved by the Company’s Board of Directors.

Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

Accordingly, investors should not view the Company’s historical TeleCare-related revenue as indicative of the Company’s current or future operating results. As of the date of this Prospectus, the Company has not generated revenue from Wabiam or from its enterprise software, workflow automation, operational analytics, AI-enhanced technology, or SaaS-related initiatives.

The Company’s future operating results will depend upon its ability to successfully develop and commercialize the Wabiam platform and related technologies, establish customer relationships, generate software and service revenue, obtain sufficient capital, and execute its current enterprise technology strategy.

Business and Commercialization Strategy

The Company intends to pursue a phased commercialization strategy. In the near term, management expects to focus on enterprise software development, systems integration, process automation, operational consulting, and customer-specific technology implementation engagements.

Management believes these activities may provide opportunities to generate service-based revenue, establish commercial relationships, gain deployment experience, and identify recurring customer needs. Where management identifies repeatable functionality or common operational requirements, the Company intends to evaluate whether such functionality can be standardized and incorporated into proprietary software modules, cloud-based applications, or recurring SaaS products.

Over time, management intends to increase the proportion of the Company’s business represented by recurring subscription, licensing, support, and cloud-based software revenue. The Company may also pursue strategic relationships, regional implementation partners, infrastructure providers, and other commercial arrangements intended to support software development, customer acquisition, geographic expansion, and commercialization.

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The Company expects to use proceeds from this Offering to support software and platform development, technical personnel and contractors, technology and cloud infrastructure, sales and business development, professional and compliance costs, working capital, and general corporate purposes.

Company History

Glow Holdings, Inc. was incorporated in the State of Nevada on September 5, 1997 under the name Universal Funding Services, Inc. The Company subsequently underwent several corporate name changes, including Universal Reduction Melting Technologies, Inc. in 1999, Internet Solutions for Business, Inc. in 2005, GlobalOne Real Estate, Inc. in 2005, and Glow Holdings, Inc. in 2011.

From time to time, the Company engaged in limited operations, restructuring activities, and corporate reorganization efforts. On February 22, 2024, the District Court of Clark County, Nevada appointed JUDD Holding Corp as custodian of the Company pursuant to Nevada custodianship proceedings. On October 11, 2024, the court entered an order discharging the custodian and returning corporate control to the Company’s Board of Directors.

On October 10, 2025, the Financial Industry Regulatory Authority (“FINRA”) processed a 1-for-150 reverse stock split of the Company’s common stock.

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company, in a transaction involving entities affiliated with the Company’s then-management. Following the acquisition, TeleCare Home Health LLC became the Company’s wholly owned operating subsidiary and generated substantially all of the Company’s reported revenue during the periods in which it was consolidated with the Company.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Alonzo V. Pierce resigned from all officer and director positions with the Company effective upon appointment of his successor, and Daniela Carolina Mujica Chacon accepted appointment as the Company’s sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

In May 2026, the Company entered into a strategic business transition initiative focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, and related intellectual property assets associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”).

In connection with this transition, on June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain software assets, development-stage technologies, operational methodologies, branding assets, databases, workflows, business materials, and related intellectual property and technology rights associated with Wabiam. On June 12, 2026, the Company issued 2,000,000 shares of restricted common stock to Ms. Lopez as consideration for the acquired assets.

Wabiam is not a separate legal entity, but rather a business platform, operating initiative, and commercial identity associated with software development, workflow optimization, operational analytics, enterprise integration, AI-enhanced business tools, and scalable SaaS technologies intended to support finance, trade, logistics, operational management, and enterprise coordination activities.

Following the change in control transaction and strategic business transition, the Company began repositioning its operations toward enterprise technology development, workflow automation systems, operational analytics infrastructure, AI-enhanced business tools, and scalable software commercialization initiatives associated with the Wabiam platform and related technologies.

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In August 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon providing for her continued service as the Company’s sole director and executive officer. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation for her continued service to the Company.

Also in August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transaction, TeleCare Home Health LLC ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

As a result of these transactions, the Company’s continuing business operations are focused on the development and commercialization of enterprise software, workflow automation, operational analytics, AI-enhanced business tools, software infrastructure, and SaaS-related technologies associated with the Wabiam platform.

The Company may, at a future date, evaluate a potential corporate rebranding or name change intended to align the Company’s public identity with its evolving business operations and strategic direction.

Management and Voting Control

Daniela Carolina Mujica Chacon serves as the Company’s sole director and as its Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary.

In August 2026, the Company entered into an Executive Employment Agreement with Ms. Mujica Chacon relating to her continued service as the Company’s sole director and executive officer. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation for her continued service to the Company.

Following such issuance, Ms. Mujica Chacon beneficially owns 37,560,000 shares of the Company’s common stock, and the Company has 40,123,783 shares of common stock issued and outstanding immediately prior to this Offering.

Ms. Mujica Chacon also beneficially owns all 700,000 issued and outstanding shares of the Company’s Special 2024 Series B Preferred Stock. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders and votes together with the holders of common stock as a single class.

As a result of her ownership of the Special 2024 Series B Preferred Stock, Ms. Mujica Chacon controls substantially all of the Company’s aggregate voting power and will continue to exercise effective voting control over the Company following completion of this Offering, even if all 35,000,000 shares offered hereby are sold.

Following the sale of all 35,000,000 shares offered hereby, Ms. Mujica Chacon would beneficially own approximately 50.0% of the Company’s outstanding common stock while retaining effective voting control of the Company through her ownership of the Special 2024 Series B Preferred Stock.

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The Offering

Offering Terms	Description
Issuer	Glow Holdings, Inc., a Nevada corporation.

Securities Offered	Up to 35,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Offered Shares”).
Offering Price	$0.01 per share.

Maximum Offering Amount	$350,000.

Offering Basis	The Offered Shares are being offered on a “best efforts” basis. There is no minimum number of shares that must be sold or minimum amount of proceeds that must be raised before the Company may conduct a closing.

Minimum Offering Amount	None.

Minimum Investment	No minimum investment amount.

Closings	The Company may conduct one or more closings on a rolling basis after the Registration Statement has been declared effective. Because there is no minimum offering amount, the Company may accept subscriptions and conduct a closing at any level of proceeds raised.

Escrow	None. The Company does not currently intend to use an escrow account. Funds from accepted subscriptions will be available for use by the Company following the applicable closing, subject to applicable law and the terms of this Prospectus.

Offering Period	The Offering will commence promptly after the Registration Statement has been declared effective and will terminate upon the earliest of: (i) the sale of all 35,000,000 Offered Shares; (ii) one year after the effective date of the Registration Statement; or (iii) such earlier date as the Company determines, in its sole discretion, to terminate the Offering.

Common Stock Outstanding Before the Offering	40,123,783 shares.

Common Stock Outstanding After the Offering	75,123,783 shares, assuming all 35,000,000 Offered Shares are sold.

Selling Securityholders	None. All Offered Shares are being offered and sold by the Company.

Maximum Gross Proceeds	$350,000, before deduction of offering expenses.

Use of Proceeds	The Company intends to use the net proceeds of the Offering primarily for software and platform development, technical personnel and contractors, technology and cloud infrastructure, business development and commercialization activities, legal, accounting and compliance expenses, working capital, and general corporate purposes. See “Use of Proceeds.”

Trading Market and Symbol	The Company’s common stock is quoted on the OTC Markets under the symbol “GLOH.”

Voting Control	Daniela Carolina Mujica Chacon will continue to exercise effective voting control over the Company following the Offering through her ownership of all 700,000 outstanding shares of Special 2024 Series B Preferred Stock, each of which is entitled to 1,000 votes. See “Security Ownership of Management and Certain Securityholders” and “Risk Factors.”

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Pro Forma Common Stock Ownership at Maximum Offering

Holder / Group	Common Shares	Approx. % of Common
Daniela Carolina Mujica Chacon	37,560,000	50.0%
Ana Teresa Lopez	2,000,000	2.7%
Other Existing Holders	563,783	0.8%
Offering Investors	35,000,000	46.6%

Capitalization by Class

The following table summarizes the Company's authorized and outstanding equity securities immediately prior to this Offering and after giving effect to the sale of all 35,000,000 Offered Shares. The table assumes no other issuances, conversions, cancellations, or other changes in capitalization.

Class of Security	Voting Rights	Conversion Rights	Authorized / Designated	Outstanding Before Offering	Outstanding After Maximum Offering
Common Stock, $0.001 par value	1 vote per share	N/A	700,000,000	40,123,783	75,123,783
Series A Convertible Preferred Stock, $0.001 par value	10 votes per share	1 common share per preferred share	10,000,000 designated	0	0
Special 2024 Series B Preferred Stock, $0.001 par value	1,000 votes per share	None	700,000 designated	700,000	700,000*

* Because all 700,000 outstanding shares of Special 2024 Series B Preferred Stock are beneficially owned by Daniela Carolina Mujica Chacon, she will continue to exercise effective voting control of the Company following completion of this Offering. See “Security Ownership of Management and Certain Securityholders” and “Risk Factors.”

Summary of Principal Risk Factors

An investment in the Offered Shares is highly speculative and involves substantial risk. The principal risks of this Offering include the Company’s early-stage transition to the Wabiam enterprise technology business; the absence of revenue from the Company’s continuing Wabiam-related operations; the Company’s limited cash resources and dependence on additional financing; the disposition of TeleCare Home Health LLC, which generated substantially all of the Company’s historical operating revenue; risks associated with the development, commercialization, cybersecurity, intellectual property protection and market adoption of the Company’s software and AI-enhanced technologies; the absence of a minimum offering amount or escrow arrangement; dilution to purchasers in this Offering; the limited liquidity and potential volatility of the Company’s OTC-quoted common stock; and the continuing voting control of Daniela Carolina Mujica Chacon through her ownership of the Company’s Special 2024 Series B Preferred Stock. Prospective investors should carefully review all of the risk factors described below before making an investment decision.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this Prospectus, including our financial statements and the related notes thereto, before making an investment decision. If any of the following risks actually occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In such event, the trading price of our securities could decline, and investors could lose all or part of their investment.

The risks described below are not the only risks facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations.

RISKS RELATED TO OUR BUSINESS AND OPERATIONS

We are in the early stages of transitioning our business operations toward enterprise technology, software infrastructure, workflow automation, operational analytics, AI-enhanced business tools, and SaaS-related activities associated with the Wabiam business platform, and we have limited operating history in our current strategic business direction.

The Company recently underwent a change in control and strategic business transition involving the acquisition of certain intellectual property, software assets, development-stage technologies, operational methodologies, and related business assets associated with the Wabiam platform. The Company’s enterprise technology and SaaS-related activities remain in the early stages of development and commercialization. Our limited operating history in our current strategic business direction makes it difficult to evaluate our future prospects, business model, commercialization strategy, and likelihood of long-term success. We may not be successful in developing, commercializing, or scaling our software technologies, workflow systems, operational analytics tools, AI-enhanced business tools, or SaaS initiatives, and there can be no assurance that such activities will generate sustainable revenue or profitability. Investors should consider the risks, uncertainties, and challenges frequently encountered by companies undergoing business transitions, implementing new operational strategies, and developing emerging technology and software-related businesses.

Our business strategy may not be successful, and our technologies and software initiatives may not achieve commercial adoption.

Our business strategy is focused on the development and commercialization of enterprise software solutions, workflow systems, operational analytics infrastructure, AI-enhanced business tools, and scalable SaaS technologies. The successful execution of this strategy depends on numerous factors, including software development execution, customer adoption, competitive positioning, capital availability, infrastructure scalability, and market acceptance. There can be no assurance that customers will adopt our technologies, that our products and services will perform as intended, or that our software initiatives will achieve commercial viability. Failure to successfully develop or commercialize our technologies could materially and adversely affect our business and prospects.

We may require additional capital to execute our business plan, and such capital may not be available on acceptable terms or at all.

The development and commercialization of software technologies, enterprise systems, operational infrastructure, and SaaS platforms may require substantial capital investment. Although the Company is seeking to raise up to $350,000 through this Offering, there can be no assurance that the maximum amount will be raised or that the net proceeds from this Offering will be sufficient to fund the Company’s business plan. We may require additional financing to support software development, personnel, infrastructure, commercialization efforts, customer acquisition, regulatory compliance, professional expenses, and working capital requirements. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. Any future equity financings may result in substantial dilution to existing stockholders, and debt financings may impose restrictive covenants, repayment obligations, or other terms that could adversely affect our operations. If we are unable to obtain adequate financing, we may be required to delay, scale back, or discontinue portions of our business strategy or operations.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and we may be required to curtail or cease operations.

Our independent registered public accounting firm's report on our financial statements for the years ended December 31, 2025 and 2024 includes a section stating that conditions described in the financial statements raise substantial doubt about our ability to continue as a going concern. As of June 30, 2026, we had no cash, no current assets and current liabilities of $20,178. TeleCare Home Health LLC, which generated substantially all of our historical operating revenue, was transferred out of the Company in August 2026, and our continuing Wabiam-related operations have not generated revenue. We therefore depend upon proceeds from this Offering and additional financing to fund our operations and implement our business plan. Because this Offering has no minimum offering amount, we may receive insufficient proceeds to continue operations. If we are unable to obtain sufficient financing or generate revenue from our continuing operations, we may be required to delay or curtail development activities, suspend operations or cease operations entirely, and investors could lose all or substantially all of their investment.

Our success depends on key members of management, and the loss of their services could adversely affect our business.

Our operations and strategic initiatives are substantially dependent upon the continued services, experience, and efforts of our executive management and key personnel. Daniela Carolina Mujica Chacon currently serves as the Company’s sole director and as its Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary. Because the Company is in the early stages of its strategic business transition and has a limited management structure, the loss or unavailability of Ms. Mujica Chacon or other key personnel could disrupt operations, delay software development activities, impair commercialization efforts, affect financial reporting and compliance functions, or adversely affect our ability to execute our business plan. We do not currently maintain key person insurance and may experience difficulty attracting and retaining qualified personnel, developers, engineers, consultants, financial professionals, or other technical resources necessary to support our operations and growth initiatives.

We face significant competition, including from companies with greater financial resources, operating histories, and technological capabilities.

The enterprise software, SaaS, workflow automation, operational analytics, and AI-enhanced technology industries are highly competitive and rapidly evolving. We expect to compete with a broad range of software providers, enterprise technology companies, systems integration firms, workflow automation providers, analytics companies, and internally developed enterprise systems utilized by organizations. Many of our competitors have substantially greater financial resources, established customer relationships, technological capabilities, operating histories, infrastructure, marketing resources, and personnel than we do. These competitors may be able to develop technologies more rapidly, offer more favorable pricing, provide broader service offerings, or respond more effectively to changing market conditions than we can. Our inability to compete effectively could materially and adversely affect our business, financial condition, and results of operations.

Our operations may be subject to risks associated with international activities and emerging markets.

The Company intends to pursue business opportunities involving international markets and cross-border commercial activities, including opportunities involving emerging and operationally underserved markets in Latin America and other regions. Operating internationally may expose the Company to risks including political instability, economic volatility, changes in laws or regulations, labor disruptions, foreign exchange fluctuations, taxation issues, trade restrictions, civil disturbances, infrastructure limitations, restrictions on the movement of capital, and difficulties enforcing contractual rights. Governments in certain jurisdictions may impose new or modified regulations, restrictions, taxes, licensing requirements, or operational requirements that could adversely affect our ability to conduct business or increase our operating costs.

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We may be subject to cybersecurity, data protection, privacy, and system integrity risks.

Our operations may involve the collection, storage, processing, transmission, and analysis of operational, commercial, or customer-related data utilizing software systems, cloud infrastructure, databases, and third-party platforms. As a result, we may be subject to cybersecurity risks, unauthorized access attempts, system failures, ransomware attacks, data breaches, software vulnerabilities, service interruptions, or other technology-related disruptions. Any material cybersecurity incident, data breach, infrastructure failure, or disruption to our systems or third-party service providers could adversely affect our operations, reputation, customer relationships, and financial condition and could expose us to contractual, regulatory, or legal liability.

Our technologies, analytics systems, automation tools, and AI-enhanced systems may not function as intended.

Our business strategy involves the development and utilization of workflow systems, operational analytics tools, AI-enhanced technologies, automation systems, and enterprise software platforms. These technologies may contain errors, defects, inaccuracies, design limitations, interoperability issues, scalability limitations, or other technical problems. AI-enhanced systems and analytical tools may generate inaccurate outputs, incomplete analyses, or unintended results, which could reduce customer confidence, impair operational effectiveness, expose the Company to contractual disputes or liability, or damage our reputation. The development and deployment of AI-enhanced technologies may also become subject to evolving regulatory requirements, industry standards, or customer expectations that could increase our costs or limit our ability to deploy certain functionality.

Our historical revenue was generated by TeleCare Home Health LLC, which is no longer part of our continuing operations.

Substantially all of the Company’s reported historical revenue during the periods presented in our financial statements was generated by TeleCare Home Health LLC, a former wholly owned subsidiary of the Company that provided healthcare-related services and consulting to medical providers. For the six months ended June 30, 2026, the Company reported revenue of $458,318, substantially all of which was attributable to TeleCare. In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transaction, TeleCare Home Health LLC ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

The disposition of TeleCare Home Health LLC may materially affect comparisons between our historical and future financial results.

Because TeleCare Home Health LLC generated substantially all of the Company’s historical operating revenue during the periods in which it was consolidated with the Company, our future financial statements may differ materially from our historical financial statements. Following the disposition of TeleCare Home Health LLC, the Company’s continuing operations are focused on the development and commercialization of Wabiam-related enterprise technology and software initiatives that have not yet generated revenue. As a result, period-to-period comparisons of revenue, operating expenses, assets, liabilities, cash flows, and operating results may not be meaningful indicators of the Company’s future performance.

RISKS RELATED TO INTELLECTUAL PROPERTY AND TECHNOLOGY

We recently acquired development-stage intellectual property and technology assets, and there can be no assurance regarding their future commercial value.

In June 2026, the Company acquired certain intellectual property, software assets, development-stage technologies, workflows, branding assets, operational methodologies, and related technology rights associated with the Wabiam platform. Certain of these assets remain in development stages and may require substantial additional development, testing, refinement, commercialization efforts, technical personnel, or infrastructure investment prior to generating meaningful commercial value. There can be no assurance that the acquired assets will successfully support commercial operations, generate recurring revenue, or provide the Company with sustainable competitive advantages.

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We do not currently own significant registered intellectual property protections, and our ability to protect proprietary technologies may be limited.

We do not currently own significant issued patents or extensive registered intellectual property protections relating to our technologies, software systems, workflows, operational methodologies, or analytics platforms. Our business may rely substantially on trade secrets, proprietary know-how, internal development practices, contractual protections, confidentiality arrangements, and commercially available technologies. Competitors or third parties may independently develop similar technologies, methodologies, workflows, or systems without violating our rights. Our inability to adequately protect our intellectual property or proprietary technologies could adversely affect our competitive position and business prospects.

We may rely on third-party software, cloud infrastructure, development tools, and technology platforms.

Our operations may depend upon third-party software systems, hosting services, APIs, cloud infrastructure providers, development frameworks, data services, payment systems, and commercially available software platforms. Any disruption, limitation, pricing increase, termination, service degradation, cybersecurity event, or incompatibility involving such third-party technologies could adversely affect our operations, development activities, customer relationships, or commercialization efforts. We may also have limited control over changes to the functionality, pricing, availability, security, or contractual terms of third-party services upon which our technology infrastructure may depend.

RISKS RELATED TO CHANGE IN CONTROL AND CORPORATE TRANSITION

The Company recently underwent a change in control and strategic business transition, which may create operational, governance, and execution risks.

In April 2026, the Company underwent a change in control transaction involving the transfer of the Company’s controlling equity interests and the appointment of new management. The Company is also transitioning its strategic direction toward enterprise software, operational analytics, workflow systems, AI-enhanced business tools, and SaaS-related activities associated with the Wabiam platform. Business transitions of this nature involve significant operational, financial, organizational, governance, and execution risks. There can be no assurance that the Company will successfully implement its strategic transition, integrate or commercialize acquired technology assets, establish customers, generate revenue, or achieve anticipated operational objectives.

The Company may pursue a future corporate name or trading symbol change, which may create temporary market confusion.

The Company may, at a future date, evaluate a potential corporate rebranding, legal name change, or trading symbol change intended to align the Company’s public identity with its evolving business operations and strategic direction. Any such changes would require applicable corporate approvals and regulatory processing, including review by FINRA and other applicable parties. During any transition period in which the Company’s legal name, operating brand, and trading symbol are not aligned, investors and market participants may experience confusion, which could adversely affect trading activity, liquidity, market perception, and the market price of the Company’s securities.

RISKS RELATED TO THIS OFFERING AND OUR SECURITIES

There is no minimum offering amount, and we may raise substantially less than the maximum amount contemplated by this Offering.

The Company is offering up to 35,000,000 shares of its common stock at a fixed offering price of $0.01 per share on a “best efforts” basis. The maximum gross proceeds from the offering are $350,000. There is no aggregate minimum number of shares that must be sold and no minimum amount of proceeds that must be raised before the Company may conduct a closing.

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There can be no assurance that we will sell all or any substantial portion of the Offered Shares.

The Offered Shares are being sold on a best-efforts basis, and no underwriter or other person has committed to purchase any particular number of shares or to provide the Company with any minimum amount of financing. There can be no assurance that investor demand will be sufficient to permit the Company to sell all or any substantial portion of the Offered Shares or that the Company will receive the maximum gross proceeds of $350,000. The failure to raise sufficient proceeds could adversely affect the Company’s ability to implement its business strategy and continue operations.

Management will have broad discretion in the use of the net proceeds from this Offering.

The Company currently intends to use the net proceeds from this Offering for software and platform development, technical personnel and contractors, technology and cloud infrastructure, business development and commercialization activities, legal, accounting and compliance expenses, working capital, and general corporate purposes. The amounts allocated to particular uses are estimates and may change depending upon the amount actually raised, the Company’s operating requirements, software development progress, commercial opportunities, financing conditions, and other circumstances. Accordingly, management will have broad discretion in determining how the proceeds of this Offering are ultimately used, and investors will be relying on management’s judgment regarding the allocation and application of such proceeds.

Purchasers in this Offering will experience dilution.

The price paid by purchasers in this Offering may exceed the Company’s net tangible book value per share prior to the Offering. As a result, purchasers may experience immediate dilution in the net tangible book value of the shares purchased. Existing stockholders acquired or received shares at prices or for consideration that may differ substantially from the $0.01 per-share offering price being paid by purchasers in this Offering. Investors should carefully review the section entitled “Dilution” for additional information concerning the effect of this Offering on existing and new stockholders.

The offering price of our common stock was determined by the Company and may not reflect the market value or intrinsic value of our common stock.

The $0.01 per-share offering price was determined by the Company and should not be considered an indication of the actual value of the Company or its common stock. The offering price may not bear any relationship to the Company’s assets, book value, net tangible book value, historical operating results, future prospects, cash flows, earnings, or the current or future quotation price of the Company’s common stock on the OTC Markets. There can be no assurance that the Company’s common stock will trade at or above the offering price following an investment in this Offering.

Our controlling stockholder will continue to control substantially all matters submitted to stockholders following completion of this Offering.

Daniela Carolina Mujica Chacon beneficially owns all 700,000 issued and outstanding shares of the Company’s Special 2024 Series B Preferred Stock. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders and votes together with the holders of common stock as a single class. Ms. Mujica Chacon also beneficially owns 37,560,000 shares of the Company’s common stock following the August 2026 issuance of 36,000,000 shares to her pursuant to her Executive Employment Agreement. As a result, Ms. Mujica Chacon controls substantially all of the Company’s aggregate voting power and will continue to exercise effective voting control over the Company even if all 35,000,000 shares offered hereby are sold. This concentration of voting control limits the ability of other stockholders to influence corporate matters, including the election of directors, amendments to governing documents, approval of financings, acquisitions, dispositions, business combinations, and other significant corporate transactions. Ms. Mujica Chacon’s interests may differ from the interests of other stockholders, and her concentration of voting power may delay, prevent, or discourage transactions that other stockholders may consider favorable.

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The issuance of 36,000,000 shares of common stock to our sole director and executive officer substantially increased her economic ownership.

In August 2026, the Company issued 36,000,000 shares of restricted common stock to Daniela Carolina Mujica Chacon pursuant to an Executive Employment Agreement relating to her continued service as the Company’s sole director and executive officer. Following the issuance, Ms. Mujica Chacon beneficially owns 37,560,000 shares of common stock, and the Company has 40,123,783 shares of common stock issued and outstanding immediately prior to this Offering. The issuance substantially increased Ms. Mujica Chacon’s economic ownership of the Company and diluted the percentage ownership of the Company’s other common stockholders. Future issuances of equity compensation to management, employees, consultants, or other service providers could result in additional dilution to existing and future stockholders.

We may issue additional shares of common stock or preferred stock in the future, which could dilute existing stockholders.

Our Articles of Incorporation authorize the issuance of additional shares of common stock and preferred stock without further stockholder approval, except as required by applicable law. We may issue additional securities in connection with financings, acquisitions, compensation arrangements, debt settlements, strategic relationships, technology acquisitions, or other corporate purposes. Any future issuance of securities may dilute existing stockholders, reduce the percentage ownership represented by the Offered Shares, and could adversely affect the market price of our common stock.

Our common stock is quoted on the OTC Markets and may be subject to limited liquidity and substantial volatility.

Our common stock is currently quoted on the OTC Markets under the trading symbol “GLOH.” Securities quoted on the OTC Markets frequently experience limited liquidity, reduced trading volume, substantial price volatility, limited analyst coverage, wide bid-ask spreads, and reduced institutional investor participation compared to securities listed on national securities exchanges. As a result, stockholders may experience difficulty buying or selling shares at desired prices or at all. The market price of our common stock may fluctuate significantly and may not reflect the underlying value of our business, assets, operations, or prospects.

Although the Offered Shares will be registered under the Securities Act, there can be no assurance that purchasers will be able to resell their shares.

The Offered Shares will be issued pursuant to an effective registration statement under the Securities Act and will not constitute restricted securities solely by reason of their issuance in this offering. However, effectiveness of the registration statement does not guarantee the existence or continuation of an active or liquid trading market for our common stock. Trading volume may be limited, broker-dealers may decline to accept or execute transactions in our common stock, and purchasers may be unable to sell their shares at the time or price desired. In addition, affiliates and control persons may remain subject to applicable resale limitations under federal securities laws.

Our common stock may be deemed a “penny stock,” which may reduce liquidity and investor interest.

If our common stock is deemed to constitute a “penny stock” under applicable securities laws, broker-dealers may become subject to additional regulatory requirements relating to transactions involving our securities. These requirements may discourage broker-dealers from recommending or executing transactions in our securities and may make it more difficult for stockholders to sell their shares, which could adversely affect liquidity and investor interest.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never declared or paid cash dividends on our common stock and do not currently intend to pay dividends in the foreseeable future. We presently intend to retain any future earnings to support software development activities, commercialization initiatives, infrastructure expansion, working capital requirements, and business growth. Accordingly, investors should expect that any return on their investment, if any, will depend upon appreciation in the market price of our common stock rather than the payment of dividends.

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We will incur additional costs and obligations as a reporting company under the Exchange Act.

Following effectiveness of this registration statement, the Company will become subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, unless and until those reporting obligations are suspended in accordance with applicable law. Compliance with these obligations will require accounting, legal, audit, administrative and management resources and may result in significant expenses relative to the Company's current scale of operations. These costs may divert financial and management resources from software development, commercialization, customer acquisition and other operating activities.

We may have difficulty maintaining effective financial reporting, disclosure controls, and compliance procedures.

As a reporting company, the Company will be required to maintain financial reporting and disclosure procedures sufficient to support accurate and timely public reporting. Given our limited personnel, evolving operational structure, early-stage business activities and reliance on third-party service providers, we may experience difficulty implementing and maintaining adequate accounting systems, internal processes, disclosure controls and financial reporting procedures. If we fail to maintain adequate reporting and compliance procedures, we may be unable to accurately report our financial results or timely comply with Exchange Act reporting obligations, which could result in regulatory scrutiny, amended filings, loss of investor confidence, reduced market liquidity or other adverse consequences.

Failure to comply with our Exchange Act reporting obligations or other applicable securities-law requirements could adversely affect our business and securities.

Failure to timely file required Exchange Act reports or otherwise comply with applicable federal securities laws, SEC regulations, OTC Markets requirements or other reporting obligations could result in regulatory scrutiny, enforcement actions, restrictions on future securities offerings, reduced market visibility, trading disruptions or other adverse consequences. Any such event could materially and adversely affect our business, reputation, operations, ability to raise capital and the liquidity or market price of our securities.

Effectiveness of this registration statement does not constitute approval or endorsement of the Company, the Offered Shares or the terms of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Shares or passed upon the adequacy or accuracy of this prospectus. Effectiveness of the registration statement should not be interpreted as an endorsement or recommendation by the SEC of the Company, the Offered Shares, the $0.01 offering price, the Company's business plan or the merits of an investment in the Company. Prospective investors must independently evaluate the merits and risks of an investment in the Offered Shares.

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DILUTION

Purchasers of the Offered Shares will experience immediate dilution to the extent that the offering price per share exceeds the pro forma net tangible book value per share of the Company’s Common Stock after giving effect to this Offering. Net tangible book value represents the amount of the Company’s total tangible assets less its total liabilities.

As of June 30, 2026, the Company had net tangible book value of approximately $(20,178). After giving effect to the issuance of 36,000,000 shares of restricted Common Stock to Daniela Carolina Mujica Chacon in August 2026, the Company had 40,123,783 shares of Common Stock issued and outstanding. The issuance to Ms. Mujica Chacon did not result in the receipt of cash or other tangible assets by the Company and therefore did not increase the Company’s net tangible book value.

Accordingly, the Company’s net tangible book value immediately prior to this Offering was approximately $(0.00050) per share.

After giving effect to the sale of all 35,000,000 Offered Shares at an offering price of $0.01 per share, resulting in gross proceeds of $350,000, and after deducting estimated offering expenses of approximately $45,000, the Company’s pro forma net tangible book value would be approximately $284,822, or approximately $0.00379 per share, based upon 75,123,783 shares of Common Stock issued and outstanding.

This represents an immediate increase in net tangible book value of approximately $0.00429 per share to existing stockholders and immediate dilution of approximately $0.00621 per share to purchasers in this Offering, or approximately 62.1% of the $0.01 offering price.

Amount
Offering Price Per Share	$0.01000
Net Tangible Book Value Before Offering	$(20,178)
NTBV Per Share Before Offering	$(0.00050)
Estimated Net Proceeds from Maximum Offering	$305,000
Pro Forma NTBV After Offering	$284,822
Pro Forma NTBV Per Share After Offering	$0.00379
Increase in NTBV Per Share to Existing Stockholders	$0.00429
Dilution Per Share to New Investors	$0.00621
Dilution as % of Offering Price	62.1%

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PLAN OF DISTRIBUTION

Determination of Offering Price

The offering price of $0.01 per share was determined by the Company and does not necessarily bear any relationship to the Company’s assets, book value, net tangible book value, historical operating results, earnings, cash flows, current or future market quotation, or any other recognized measure of value. No investment banker, appraiser, or other independent third party has been engaged to determine the fairness of the offering price.

In determining the offering price, management considered the Company’s current stage of development, capital requirements, business strategy, anticipated use of proceeds, existing capitalization, the market in which the Company’s common stock is quoted, and management’s assessment of the Company’s prospects. There can be no assurance that the Company’s common stock will trade at or above the offering price following an investment in this Offering.

The Company is offering up to 35,000,000 shares of its Common Stock at a fixed offering price of $0.01 per share on a “best efforts” basis. The maximum gross proceeds from the Offering are $350,000. There is no aggregate minimum number of shares that must be sold and no minimum amount of proceeds that must be raised before the Company may conduct a closing.

The Offered Shares are being registered for sale on a continuous basis pursuant to Rule 415 under the Securities Act. The Company expects to commence sales promptly after the registration statement is declared effective by the Securities and Exchange Commission. The offering will terminate upon the earliest of: (i) the sale of all 35,000,000 Offered Shares; (ii) one year after the effective date of the registration statement; or (iii) such earlier date as the Company determines, in its sole discretion, to terminate the offering.

Direct Offering; Possible Broker-Dealer Participation

The Offered Shares will be offered and sold solely by Daniela Carolina Mujica Chacon, the Company's Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole Director, on behalf of the Company. Ms. Mujica Chacon is not a registered broker-dealer and will not receive any commission or other transaction-based compensation in connection with sales of the Offered Shares. The Company intends that Ms. Mujica Chacon's participation in the Offering will be conducted in accordance with Rule 3a4-1 under the Exchange Act. Offers and sales will be made only in jurisdictions in which such activities are permitted, and the Company and Ms. Mujica Chacon will comply with the securities, broker-dealer, solicitation and other laws applicable in each jurisdiction in which the Offered Shares are offered or sold.

The Company may, in its discretion, engage one or more broker-dealers, placement agents, investment platforms or other intermediaries to assist with the offering. As of the date of this prospectus, the Company has not entered into any agreement with a broker-dealer, placement agent or investment platform. If any such arrangement is entered into, the Company will disclose the material terms, including commissions or other compensation, in an amendment to the registration statement or a prospectus supplement, as required by applicable law.

Subscription Procedures

To subscribe for Offered Shares, a prospective investor must complete and execute the Subscription Agreement filed as an exhibit to the registration statement and deliver the purchase price in accordance with payment instructions provided by the Company. Subscriptions are subject to acceptance by the Company. The Company reserves the right to reject any subscription, in whole or in part, in its sole discretion, subject to applicable law. A subscription will not become binding upon the Company until accepted by the Company. If a subscription is rejected in whole or in part, the Company will return the rejected portion of the subscription funds without interest or deduction, subject to applicable payment-processing requirements. Once accepted by the Company, subscriptions will be irrevocable except as otherwise required by applicable law.

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Rolling Closings and Availability of Funds

The Company may conduct one or more closings on a rolling basis after the registration statement is declared effective. Because there is no minimum offering amount, the Company may accept subscriptions and conduct a closing at any level of proceeds raised. The Company does not currently intend to use an escrow account. Accordingly, funds from accepted subscriptions will be available for use by the Company following the applicable closing and may be applied in accordance with the “Use of Proceeds” section of this prospectus. If the Company later establishes an escrow arrangement, the material terms of that arrangement will be disclosed in an amendment to the registration statement or a prospectus supplement, as required by applicable law.

Investor Verification; KYC, AML and Sanctions Compliance

The Company expects that a significant portion, and potentially all, of the Offered Shares may be sold to investors located outside the United States, including investors in Central and South America. The Company may require prospective investors to provide information and documentation reasonably necessary to verify identity, investor eligibility, source of funds and compliance with applicable anti-money laundering, sanctions, securities-law and other regulatory requirements. The Company may reject any subscription if it is unable to satisfactorily complete such review or if it determines that acceptance of the subscription could result in a violation of applicable law. The Company will also evaluate, with counsel and any engaged intermediary, the securities-law and solicitation requirements applicable in each jurisdiction in which the Offered Shares are offered or sold. Effectiveness of the registration statement does not eliminate the Company's obligation to comply with applicable laws outside the United States.

No Selling Securityholders

All Offered Shares are newly issued shares being offered and sold by the Company. No existing stockholder is offering or selling securities pursuant to this Prospectus, and the Company will receive all proceeds from the sale of the Offered Shares before deduction of offering expenses.

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USE OF PROCEEDS

The Company is offering up to 35,000,000 shares of Common Stock at an offering price of $0.01 per share, for maximum gross proceeds of $350,000. Because this Offering is being conducted on a best-efforts basis and there is no minimum offering amount, there can be no assurance that the Company will sell all or any particular number of the Offered Shares.

The Company intends to use the proceeds from this Offering primarily to advance the development and commercialization of the Wabiam platform and related enterprise technology initiatives, strengthen the Company’s technical and operational capabilities, support business development activities, satisfy costs associated with this Offering and the Company’s ongoing public-company obligations, and provide working capital for general corporate purposes.

Assuming the sale of all 35,000,000 Offered Shares, the Company currently anticipates applying the gross proceeds approximately as follows:

Use of Proceeds	Amount	% of Gross Proceeds
Software development, platform development and product commercialization	$100,000	28.6%
Technical personnel, developers and independent contractors	70,000	20.0%
Cloud infrastructure, software tools, hosting, cybersecurity and technology services	30,000	8.6%
Sales, customer acquisition, business development and commercialization activities	40,000	11.4%
Legal, accounting, audit, Securities Act registration expenses and ongoing compliance costs	45,000	12.9%
Working capital and general corporate purposes	65,000	18.5%
Total	$350,000	100.0%

Software and Platform Development

The Company expects to allocate approximately $100,000 toward the continued development, refinement, testing, implementation, and commercialization of the Wabiam platform and related enterprise software technologies. These expenditures may include software development, product design, workflow automation functionality, operational analytics tools, AI-enhanced functionality, systems integration capabilities, APIs, reporting infrastructure, user-interface development, testing, deployment, and other technology development activities.

Technical Personnel and Contractors

The Company expects to allocate approximately $70,000 toward technical personnel, software developers, engineers, independent contractors, consultants, and other personnel necessary to support product development, implementation, customer deployments, systems integration, and technology commercialization. The Company currently expects to utilize a combination of internal personnel and independent contractors as it develops its technology capabilities and commercial operations.

Technology Infrastructure and Cloud Services

The Company expects to allocate approximately $30,000 toward cloud infrastructure, hosting services, software subscriptions, development environments, database services, cybersecurity tools, data storage, communications systems, and other third-party technology infrastructure required to support software development and customer deployment activities.

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Sales, Business Development and Commercialization

The Company expects to allocate approximately $40,000 toward sales, customer acquisition, business development, marketing, commercial relationship development, implementation opportunities, customer demonstrations, travel, and related activities intended to establish commercial relationships and support the market introduction of Wabiam-related products and services. Management expects to initially focus a significant portion of these efforts on businesses and commercial relationships within Latin America and other emerging and operationally underserved markets where the Company believes opportunities may exist for enterprise digitization, workflow automation, operational analytics, and related software solutions.

Offering, Professional and Compliance Expenses

The Company expects to allocate approximately $45,000 toward legal, accounting, audit, filing, transfer agent, Securities Act registration, OTC Markets, regulatory compliance and other professional expenses associated with this offering and the Company's continuing public-company obligations. Actual offering and compliance expenses may vary from management's current estimates.

Working Capital and General Corporate Purposes

The Company expects to allocate approximately $65,000 toward working capital and general corporate purposes, which may include administrative expenses, insurance, communications, office and operational expenses, professional services, technology expenses, travel, regulatory fees, and other ordinary-course expenditures necessary to support the Company’s operations.

Proceeds if Less Than the Maximum Offering Amount is Raised

Because there is no minimum offering amount, the Company may receive substantially less than the maximum gross proceeds of $350,000. If less than the maximum amount is raised, management intends to prioritize the use of available proceeds generally in the following order:

1.	legal, accounting, audit, offering, regulatory, and public-company compliance expenses;
2.	software and platform development activities;
3.	technical personnel and contractors;
4.	technology infrastructure and cloud services;
5.	working capital and general corporate purposes; and
6.	sales, business development, and broader commercialization activities.

If the Company raises substantially less than the maximum offering amount, certain development, hiring, infrastructure, sales, or commercialization initiatives may be delayed, reduced, or deferred until additional capital becomes available.

The foregoing represents the Company’s current estimate of the allocation of the proceeds from this Offering. The actual amounts and timing of expenditures may vary depending upon the amount of capital raised, development progress, commercial opportunities, operating requirements, market conditions, and other factors. Accordingly, management will retain broad discretion in the application of the net proceeds of this Offering.

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DESCRIPTION OF BUSINESS

Company Overview

Glow Holdings, Inc. is a Nevada corporation focused on the development and commercialization of enterprise technology solutions, operational analytics systems, workflow infrastructure, AI-enhanced business tools, and scalable software-as-a-service (“SaaS”) technologies associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”).

The Company’s current strategic business focus is centered on software development, operational system design, workflow optimization technologies, enterprise integration solutions, analytics infrastructure, and related digital technologies intended to support finance, trade, logistics, operational management, and enterprise coordination activities.

The Company’s strategy is focused on developing and implementing enterprise software for organizations seeking to digitize workflows, centralize operational reporting, automate manually intensive processes, integrate fragmented systems, improve data accessibility, and enhance operational visibility and decision-making. The Company intends to combine enterprise software development, systems integration, workflow optimization, operational consulting, intelligent automation technologies, analytics functionality, and scalable cloud-based infrastructure in an effort to support businesses seeking to modernize their operating environments.

Management currently expects the Company to pursue a hybrid operating strategy involving custom software development, systems integration services, operational consulting activities, workflow optimization initiatives, and technology deployment services while simultaneously developing proprietary software technologies and scalable SaaS commercialization opportunities intended to support recurring long-term revenue relationships.

Management believes opportunities may exist within markets experiencing increasing demand for enterprise digitization, workflow modernization, operational analytics, process automation, cloud-based infrastructure, and AI-assisted reporting technologies, particularly within emerging and operationally underserved markets where organizations frequently continue to operate with fragmented systems, manually intensive workflows, and limited access to scalable enterprise software infrastructure.

The Company’s Wabiam-related operations remain in the early stages of development and commercialization. As of the date of this Prospectus, the Company has not generated revenue from Wabiam, Wabiam Soluciones Tecnológicas, or any enterprise software, workflow automation, operational analytics, AI-enhanced technology, or SaaS-related business initiative. There can be no assurance that the Company will successfully commercialize its technology assets, develop revenue-generating software products, or establish recurring SaaS, licensing, consulting, or software-related revenue.

Wabiam Technology Asset Acquisition

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain technology assets, software-related rights, business materials, intellectual property rights, and related proprietary assets associated with Wabiam and/or Wabiam Soluciones Tecnológicas.

The acquired assets include, to the extent owned or controlled by Ms. Lopez, certain software concepts, technology materials, business plans, workflow designs, technical documentation, branding materials, website content, product concepts, SaaS-related materials, analytics concepts, development materials, and related intellectual property and proprietary rights associated with Wabiam.

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On June 12, 2026, the Company issued Ms. Lopez 2,000,000 shares of restricted common stock as consideration for the acquired assets. Wabiam is not a separate legal entity, but rather a business platform, operating initiative, and commercial identity associated with the Company’s enterprise technology development activities. The Company acquired the Wabiam technology assets as part of its strategic transition toward an enterprise technology and SaaS business focused on workflow automation, operational analytics, AI-enhanced business tools, scalable software infrastructure, and software solutions intended to support finance, trade, logistics, and emerging-market enterprises.

The acquired technology assets remain subject to continued development, refinement, technical validation, commercialization planning, and market adoption. The Company may be required to invest additional capital, personnel, technical resources, infrastructure, and development efforts before any acquired technology assets generate material revenue, if ever.

Industry Problem and Market Opportunity

Businesses operating within increasingly digital and globally connected markets continue to face pressure to modernize enterprise systems, improve data accessibility, digitize workflows, and strengthen decision-making capabilities. Despite significant advancements in enterprise software, cloud infrastructure, and analytics technologies, many organizations — particularly within emerging and operationally underserved markets — continue to rely on fragmented systems, manual processes, legacy infrastructure, and disconnected data environments.

Management believes these inefficiencies may negatively affect scalability, reporting accuracy, workflow efficiency, customer responsiveness, and organizational decision-making. Businesses frequently use multiple non-integrated systems for operational management, financial reporting, logistics coordination, analytics, customer management, and internal communications. This may result in duplicated work, limited visibility, increased administrative burden, and reduced operational efficiency.

The Company believes organizations across finance, trade, logistics, operational management, and related commercial sectors are increasingly seeking technology solutions capable of:

•	centralizing operational information and reporting;
•	improving visibility across business functions;
•	integrating disconnected systems;
•	automating manually intensive processes;
•	improving analytics and business intelligence capabilities;
•	supporting cloud-based and remote accessibility;
•	standardizing operational workflows; and
•	creating scalable technology infrastructure capable of evolving with business requirements.

Management believes these conditions may be particularly relevant within emerging markets, including markets throughout Latin America, where businesses may have limited access to scalable enterprise software infrastructure or may face implementation costs and operational complexity associated with larger global enterprise software platforms.

Products and Services

Wabiam intends to provide enterprise technology solutions designed to support process digitization, operational efficiency, data accessibility, analytics integration, systems interoperability, and scalable software deployment across a range of business environments. The Company’s operating model is expected to combine enterprise software development and technology consulting services with the continued development of proprietary SaaS platforms and recurring subscription-based software solutions.

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Enterprise Software Development

The Company intends to provide custom enterprise software development services tailored to the operational requirements of businesses seeking scalable digital infrastructure and process optimization solutions. These services may include the design, development, implementation, and maintenance of business software systems, internal management platforms, reporting tools, analytics dashboards, process management systems, operational coordination tools, and enterprise integration technologies. Management intends to emphasize modular and adaptable technology solutions capable of supporting varying customer operating environments and requirements.

Process Automation and Workflow Solutions

The Company intends to develop technologies designed to improve operational efficiency, reduce manual processing requirements, enhance reporting visibility, and streamline business operations. Potential solutions may include approval-routing systems, document-management workflows, process-tracking technologies, reporting automation tools, logistics coordination systems, customer-management functionality, internal task-management systems, and operational monitoring technologies. Management believes process automation may represent an opportunity for organizations seeking to reduce reliance on fragmented systems, spreadsheets, manual approvals, and disconnected administrative processes.

SaaS Platforms and Subscription Technologies

The Company intends to develop proprietary SaaS platforms and subscription-based software products designed to support recurring customer relationships. Management expects the Company’s SaaS initiatives to focus on operational management, analytics accessibility, reporting systems, workflow coordination, enterprise data functionality, and other recurring software requirements identified through customer relationships and implementation activities. The Company’s SaaS strategy is expected to emphasize cloud-based access, modular architecture, remote usability, systems interoperability, centralized maintenance, and recurring subscription models.

Data Analytics and Operational Intelligence

The Company intends to integrate analytics functionality and operational intelligence capabilities into its technology solutions to support improved reporting, data accessibility, enterprise visibility, and decision-making. Potential technologies may include analytics dashboards, operational reporting systems, business intelligence tools, data aggregation functionality, performance-monitoring systems, KPI reporting, and AI-enhanced analytics features.

Systems Integration and Technology Consulting

The Company intends to provide systems integration and technology consulting services designed to assist organizations in modernizing business systems, improving software interoperability, implementing workflow technologies, and integrating digital operational tools. These services may include enterprise technology assessments, infrastructure planning, process optimization consulting, cloud deployment support, system migration assistance, software implementation, and continuing operational support. Management believes consulting and implementation engagements may support near-term revenue opportunities while contributing to customer acquisition and helping the Company identify recurring operational needs that may support future software product development.

Licensing and Proprietary Technology Solutions

The Company may pursue licensing opportunities associated with internally developed software technologies, reusable technology modules, analytics infrastructure, APIs, implementation frameworks, workflow technologies, and enterprise functionality developed through internal projects or customer engagements. Management believes the development of reusable technology components may create opportunities for broader deployment and recurring licensing arrangements over time.

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Technology and Platform Strategy

Wabiam intends to develop and deploy enterprise technology solutions designed to support business process modernization, data accessibility, analytics functionality, systems integration, and cloud-based software delivery across a variety of industries and operating environments. The Company’s technology strategy is expected to emphasize flexibility, modular architecture, interoperability, scalability, and long-term adaptability. Management intends for the Company’s technology initiatives to focus on software architectures capable of supporting customer-specific customization, integration with existing business systems, and deployment through both custom enterprise implementations and recurring SaaS delivery models.

The Company’s anticipated technology framework may include cloud-based deployment infrastructure, enterprise process-management systems, analytics tools, reporting functionality, API connectivity, mobile accessibility, centralized administration, and AI-enhanced business features designed to improve efficiency and data visibility. Management intends to position AI functionality primarily as an enhancement layer within broader enterprise software systems rather than as the Company’s standalone strategic focus. AI-enhanced functionality may be incorporated where management believes such tools can improve reporting, process efficiency, data analysis, automation, or enterprise decision support.

The Company expects interoperability and systems integration to remain important components of its technology strategy because many prospective customers may operate with fragmented software tools, legacy infrastructure, and disconnected data environments.

Customer Use Cases

The Company intends to develop technologies capable of supporting a variety of enterprise use cases depending upon customer requirements, existing systems, industry environments, and the specific processes a customer seeks to improve.

Finance and Operational Management

Potential applications may include management dashboards, approval-routing tools, reporting systems, analytics integration, financial coordination workflows, operating-performance reports, and centralized enterprise management tools.

Trade and Cross-Border Operations

Potential applications may include trade-documentation workflows, logistics coordination, shipment visibility, enterprise communications, reporting automation, inventory monitoring, and operational tracking across distributed commercial environments.

Process Automation and Workflow Optimization

Potential applications may include approval-routing systems, document-management tools, process-tracking technologies, automated reporting features, customer workflows, task-management infrastructure, and internal coordination platforms.

Analytics and Operational Intelligence

Potential applications may include business-intelligence dashboards, performance reporting, KPI tracking, centralized data visualization, reporting aggregation, AI-enhanced analytics, and enterprise-monitoring systems.

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Cloud-Based Enterprise Infrastructure

Potential applications may include cloud-hosted business systems, centralized management platforms, subscription-based operational software, remote-access reporting systems, and scalable digital environments supporting distributed operations.

Custom Enterprise Solutions

The Company may provide customer-specific systems-modernization projects, software integrations, process-digitization initiatives, infrastructure migration support, customized dashboards, internal management tools, customer relationship workflows, and industry-specific software deployments.

Go-to-Market Strategy

The Company intends to pursue a phased go-to-market strategy focused initially on establishing enterprise relationships, generating operational revenue through technology services and implementation engagements, and gradually expanding recurring SaaS and subscription-based opportunities.

The Company’s initial commercial strategy is expected to emphasize enterprise software development, process automation solutions, systems integration services, and technology consulting engagements designed to address specific customer requirements and business inefficiencies. Customer acquisition efforts may include direct enterprise outreach, strategic relationship development, referral-based opportunities, consulting-driven customer acquisition, implementation relationships, and regional commercial alliances. Management currently expects to focus a significant portion of these efforts within Latin America and other emerging and operationally underserved markets where management believes demand exists for scalable and adaptable enterprise technology solutions.

As the Company expands its proprietary technology portfolio, management intends to place greater emphasis on SaaS delivery models, subscription-based software offerings, cloud-enabled business systems, recurring support services, and software licensing opportunities.

Revenue Model and Commercial Strategy

The Company intends to pursue a diversified commercial strategy designed to support near-term operating revenue while developing longer-term opportunities for recurring software relationships.

Management currently anticipates that the Company’s business model will combine:

1.	custom enterprise software development;
2.	implementation and systems-integration fees;
3.	technology consulting;
4.	workflow and process-automation services;
5.	software maintenance and technical support;
6.	SaaS subscription revenue;
7.	cloud-hosted software services;
8.	licensing arrangements; and
9.	other recurring technology services.

Customer-specific development and implementation engagements are expected to represent an important component of the Company’s near-term commercialization strategy. Management believes these engagements may also help identify software functions and operational requirements that can later be standardized, reused, or incorporated into broader proprietary technology offerings. Over time, management intends to increase the Company’s emphasis on recurring software relationships through SaaS delivery models, subscription arrangements, enterprise licensing, software support, cloud-hosted business systems, and related recurring services.

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Growth Strategy and Operational Development

The Company intends to pursue a phased growth strategy focused on expanding enterprise technology capabilities, increasing commercial opportunities, developing proprietary software infrastructure, and building recurring customer relationships. Initial growth initiatives are expected to focus on enterprise software development, process automation projects, systems integration opportunities, consulting engagements, and customer implementation relationships. As operations expand, management intends to prioritize reusable software components, cloud-based delivery capabilities, analytics functionality, workflow-management systems, and subscription-oriented technologies.

The Company may also evaluate strategic partnerships, infrastructure relationships, implementation alliances, regional expansion opportunities, and collaborative technology arrangements where management believes such opportunities may support customer acquisition, software deployment, market access, or commercialization. The Company expects its growth priorities to evolve based upon customer demand, software deployment experience, available capital, infrastructure requirements, product development progress, competitive conditions, and broader technology-market trends.

Emerging Markets Strategy

The Company intends to focus a significant portion of its long-term operational strategy on opportunities within emerging and operationally underserved markets where management believes demand exists for scalable enterprise software infrastructure, workflow automation technologies, operational analytics systems, and adaptable digital tools. Management believes many organizations operating within emerging markets continue to face challenges associated with fragmented technology environments, manual operational workflows, inconsistent reporting systems, limited access to scalable enterprise software infrastructure, and the cost and complexity associated with traditional enterprise software ecosystems.

The Company expects its emerging-market strategy to emphasize deployment flexibility, implementation adaptability, scalable cloud infrastructure, workflow customization, and operational accessibility. Management initially expects to place particular emphasis on opportunities within Latin America, where the Company believes its regional relationships, market familiarity, and operating focus may assist in identifying enterprise technology opportunities.

Intellectual Property and Proprietary Technology

The Company intends to develop, maintain, and expand proprietary software technologies, business systems, process-management tools, analytics functionality, and enterprise software solutions as part of its long-term operating and commercialization strategy. The Company expects proprietary technology development to emphasize reusable software modules, adaptable system frameworks, process-automation tools, analytics infrastructure, reporting functionality, cloud-enabled business systems, APIs, databases, deployment frameworks, and related technologies. The Company does not currently own significant issued patents or extensive registered intellectual property protections relating to Wabiam. The Company may seek to protect proprietary technologies through contractual protections, confidentiality arrangements, licensing structures, trade-secret protections, trademark registrations, domain registrations, source-code management, internal access controls, and other measures management determines appropriate. There can be no assurance that such measures will adequately protect the Company’s proprietary technologies or prevent competitors or third parties from independently developing similar technologies.

Competition

The enterprise technology, SaaS, systems integration, workflow digitization, operational analytics, and AI-enhanced software markets are highly competitive and continue to evolve rapidly. The Company expects to compete with large enterprise software vendors, regional technology firms, systems-integration providers, specialized SaaS companies, workflow-management platforms, analytics providers, consulting organizations, and internally developed enterprise systems. Many established competitors possess substantially greater financial resources, technical infrastructure, customer relationships, brand recognition, development capacity, marketing resources, and operating scale than the Company. The Company does not currently intend to compete directly with large global enterprise software providers based on scale or broad platform dominance. Instead, management intends to focus on adaptable enterprise technology solutions, customer-specific implementation, systems interoperability, practical deployment, emerging-market familiarity, and technology solutions designed to address specific operational requirements.

Management believes the Company’s hybrid model, combining custom software development, consulting, systems integration, workflow optimization, and scalable SaaS initiatives, may allow the Company to compete through flexibility and tailored implementation.

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Operational Infrastructure and Deployment Strategy

The Company intends to develop operational infrastructure and software deployment capabilities capable of supporting scalable enterprise implementation, cloud-based accessibility, workflow automation, analytics integration, and long-term SaaS commercialization. The Company’s deployment strategy is expected to emphasize modular architecture, interoperability, centralized infrastructure management, scalable cloud deployment, operational reliability, software maintainability, and flexible implementation capabilities.

The Company may utilize third-party cloud infrastructure, hosting providers, development platforms, APIs, databases, cybersecurity technologies, and related external technology resources rather than owning physical technology infrastructure. Infrastructure priorities are expected to evolve based on customer deployment requirements, workflow complexity, scalability considerations, cybersecurity requirements, technical performance, and product development.

Historical Operations and Disposition of TeleCare Home Health LLC

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company then controlled by Alonzo V. Pierce, who was the Company’s President and Chief Executive Officer at the time of the acquisition. TeleCare provided healthcare-related services and consulting to medical providers and generated substantially all of the Company’s reported operating revenue during the periods in which TeleCare was consolidated with the Company.

Following the April 2026 change in control and the Company’s strategic transition toward Wabiam-related enterprise technology operations, management determined that TeleCare was not aligned with the Company’s continuing enterprise technology strategy.

In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce. Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing operations.

Accordingly, investors should not view the Company’s historical TeleCare-related revenue as indicative of the Company’s future operating results. As of the date of this Prospectus, the Company has not generated revenue from its continuing Wabiam-related business activities.

Company History

Glow Holdings, Inc. was incorporated in the State of Nevada on September 5, 1997 under the name Universal Funding Services, Inc. The Company subsequently underwent several corporate name changes, including Universal Reduction Melting Technologies, Inc. in 1999, Internet Solutions for Business, Inc. in 2005, GlobalOne Real Estate, Inc. in 2005, and Glow Holdings, Inc. in 2011.

From time to time, the Company engaged in limited operations, restructuring activities, and corporate reorganization efforts. On February 22, 2024, the District Court of Clark County, Nevada appointed JUDD Holding Corp as custodian of the Company pursuant to Nevada custodianship proceedings. On October 11, 2024, the court entered an order discharging the custodian and returning corporate control to the Company’s Board of Directors.

On October 10, 2025, FINRA processed a 1-for-150 reverse stock split of the Company’s common stock.

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company, in a transaction involving entities affiliated with the Company’s then-management.

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In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Mr. Pierce resigned from all officer and director positions with the Company, and Ms. Mujica Chacon became the Company’s sole director, Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary.

In May 2026, the Company commenced a strategic business transition focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, AI-enhanced business tools, and related intellectual property assets associated with Wabiam.

On June 1, 2026, the Company entered into the Technology Asset Purchase Agreement with Ana Teresa Lopez described above, and on June 12, 2026 issued Ms. Lopez 2,000,000 shares of restricted common stock as consideration for the acquired Wabiam-related assets.

In August 2026, the Company entered into an Executive Employment Agreement with Ms. Mujica Chacon relating to her continued service as the Company’s sole director and executive officer. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation for her continued service to the Company.

Also in August 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce. Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company.

Following these transactions, the Company’s continuing business operations are focused on the development and commercialization of enterprise software, workflow automation, operational analytics, AI-enhanced business tools, software infrastructure, and SaaS-related technologies associated with the Wabiam platform.

Prior SEC Registration Filings

On June 17, 2026, the Company filed a registration statement on Form 10-12G to register its common stock under Section 12(g) of the Exchange Act. On July 31, 2026, the Company requested withdrawal of the Form 10 before it became effective while the Company addressed accounting and disclosure matters identified during the review process. The Form 10 did not become effective, and the Company’s common stock was not registered under the Exchange Act pursuant to that filing. The financial statements included in the withdrawn Form 10 were subsequently revised and superseded by the financial statements included in this Prospectus.

On September 10, 2026, the Company filed an offering statement on Form 1-A relating to a proposed offering of 35,000,000 shares of common stock at $0.01 per share. During the SEC Staff’s review, the Staff raised a question concerning the Company’s eligibility under Rule 251 of Regulation A based upon the location from which the Company’s management directs, controls and coordinates its activities. The Company elected to withdraw the Form 1-A rather than pursue qualification under Regulation A and determined to register the proposed offering on Form S-1. The Form 1-A was not qualified, and no securities were sold pursuant to that offering statement.

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DESCRIPTION OF PROPERTY

The Company does not currently own or lease any material real property, manufacturing facilities, or long-term operational facilities. The Company currently operates from executive and administrative offices which are utilized for management, administrative, operational coordination, software development, and general corporate purposes. The Company’s principal executive offices are currently located at 732 S 6th Street, Suite R, Las Vegas, Nevada 89101.

In connection with the Company’s enterprise technology, software development, workflow systems, operational analytics, AI-enhanced business tools, and SaaS-related activities associated with the Wabiam business platform, the Company may utilize third-party hosting infrastructure, cloud-based systems, remote development environments, leased office facilities, contractor workspaces, temporary operational facilities, or project-specific deployment environments from time to time.

The Company may also utilize third-party data hosting providers, cloud infrastructure vendors, software development platforms, and remote operational systems in connection with its technology development and commercialization activities.

As of the date of this Prospectus, the Company does not own any material data centers, proprietary cloud infrastructure, manufacturing facilities, or large-scale fixed operational facilities. The Company may, from time to time, acquire or lease additional office space, technology infrastructure, operational facilities, or development resources as management determines necessary to support software development activities, operational growth, commercialization initiatives, customer deployment activities, or future business expansion.

The Company believes its current facilities and operational arrangements are adequate for its present stage of development. As of the date of this Prospectus, no material properties owned or leased by the Company are subject to material mortgages, liens, or other encumbrances, except as may arise in the ordinary course of business.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read together with the Company’s financial statements and related notes included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this Prospectus.

Overview

Glow Holdings, Inc. is a Nevada corporation undergoing a strategic business transition toward enterprise technology, workflow automation, operational analytics, AI-enhanced business tools, software infrastructure, and SaaS-related initiatives associated with the Wabiam Soluciones Tecnológicas platform. During the six months ended June 30, 2026, substantially all of the Company’s operating revenue was generated by TeleCare Home Health LLC (“TeleCare”), which remained a wholly owned subsidiary through June 30, 2026. In August 2026, the Company transferred its ownership interest in TeleCare to Alonzo V. Pierce. Following completion of that transaction, TeleCare ceased to be a subsidiary and is no longer part of the Company’s continuing operations.

The Company’s Wabiam-related activities remain in the early stages of development and commercialization and had not generated revenue as of June 30, 2026. Accordingly, the Company’s historical TeleCare revenue should not be viewed as indicative of future revenue from the Company’s continuing Wabiam-related business strategy.

Selected Financial Data

The following table sets forth selected financial information for the periods indicated. The June 30, 2026 information is derived from the Company’s unaudited interim consolidated financial statements. The December 31, 2025 and December 31, 2024 information is derived from the Company’s annual financial statements. The information should be read together with the financial statements and related notes included elsewhere in this Prospectus.

Period Ended	Revenue	Net Income (Loss)	Total Assets	Total Liabilities
June 30, 2026	$458,318	$117,905	$7,500,000	$20,178
December 31, 2025	$139,706	$(746,095)	$553	$201,298
December 31, 2024	$0	$97,153	$0	$32,150

Historical operating results should not be viewed as indicative of future results, particularly because TeleCare was disposed of after June 30, 2026 and the Company’s continuing Wabiam-related business had not generated revenue as of June 30, 2026.

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Results of Operations

Three Months Ended June 30, 2026 Compared to Three Months Ended June 30, 2025

Revenue. For the three months ended June 30, 2026, the Company generated revenue of $213,764, compared to $0 for the three months ended June 30, 2025. Revenue during the 2026 period was generated by TeleCare. The Company did not generate revenue from its Wabiam-related enterprise technology, software, workflow automation, operational analytics, AI-enhanced technology, or SaaS-related initiatives during either period.

Operating Expenses. For the three months ended June 30, 2026, the Company incurred total operating expenses of $231,379, consisting of $124,325 of general and administrative expenses and $107,054 of professional fees. For the three months ended June 30, 2025, total operating expenses were $18,710.

Other Income and Expense. During the three months ended June 30, 2026, the Company recorded a gain of $93,750 associated with settlement and forgiveness of debt and recorded $8,750 of interest expense related to late fees under the previously outstanding convertible promissory note. The comparable 2025 period included other expense associated with historical debt matters.

Net Income (Loss). The Company reported net income of $84,885 for the three months ended June 30, 2026, compared to a net loss of $91,560 for the three months ended June 30, 2025. The 2026 result was affected materially by the non-recurring $93,750 gain on settlement of debt and should not be viewed as indicative of recurring operating profitability.

Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

Revenue. For the six months ended June 30, 2026, the Company generated revenue of $458,318, compared to $0 for the six months ended June 30, 2025. Revenue during the 2026 period was generated substantially through TeleCare. The Company did not generate revenue from its Wabiam-related continuing business during either period.

Operating Expenses. For the six months ended June 30, 2026, the Company incurred total operating expenses of $434,163, consisting of $257,916 of general and administrative expenses and $176,247 of professional fees. Total operating expenses for the six months ended June 30, 2025 were $18,710.

Net Income (Loss). For the six months ended June 30, 2026, the Company reported net income of $117,905, compared to a net loss of $91,560 for the six months ended June 30, 2025. The 2026 result included the non-recurring gain on settlement of debt described above.

Liquidity and Capital Resources

As of June 30, 2026, the Company had cash of $0, total current assets of $0, and total current liabilities of $20,178, resulting in a working capital deficit of $20,178. As of December 31, 2025, the Company had cash of $553 and total current liabilities of $201,298.

The reduction in current liabilities during the six months ended June 30, 2026 was attributable primarily to the settlement and release of the Company’s previously outstanding convertible promissory note and the forgiveness and release of related-party advances. As of June 30, 2026, the Company had no outstanding convertible notes and no related-party advances. Remaining notes payable totaled $20,000 and consisted of non-interest-bearing demand notes used for general operating purposes.

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Although the Company reported total assets of $7,500,000 and stockholders’ equity of $7,479,822 as of June 30, 2026, substantially all of the Company’s assets consisted of intangible assets acquired in connection with the Wabiam technology asset acquisition. The Company had no cash at June 30, 2026 and therefore remains dependent upon financing, capital contributions, and the successful commercialization of its continuing business to fund operations.

The Company is seeking to raise up to $350,000 in gross proceeds through this Offering. There can be no assurance that all or any substantial portion of the Offered Shares will be sold or that the net proceeds will be sufficient to fund the Company’s business plan. If additional financing is required, there can be no assurance that such financing will be available when needed or on acceptable terms.

Cash Flows

For the six months ended June 30, 2026, net cash used in operating activities was $10,554. Net cash provided by financing activities was $10,000, reflecting proceeds from a note payable. As a result, cash decreased by $553 during the period, from $553 at December 31, 2025 to $0 at June 30, 2026. The Company had no material cash flows from investing activities during the six months ended June 30, 2026.

Wabiam Technology Asset Acquisition

On June 1, 2026, the Company entered into the Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which it acquired certain technology assets and intellectual property associated with Wabiam. On June 12, 2026, the Company issued 2,000,000 restricted shares of common stock as consideration. The Company’s June 30, 2026 unaudited financial statements recorded intangible assets of $7,500,000 in connection with the transaction. The Company’s continuing operations are focused on the development and commercialization of these and related enterprise technology assets.

Subsequent Events

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s sole director and executive officer. On August 21, 2026, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation pursuant to the Executive Employment Agreement.

Also on August 20, 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transfer, TeleCare ceased to be a subsidiary of the Company. As a result, the Company’s historical TeleCare revenue will no longer be part of the Company’s continuing operations, and the Company’s future operating results will depend principally on the development and commercialization of the Wabiam-related business.

Related-Party Transactions

During the periods presented, the Company engaged in transactions involving former management, control persons, and affiliated entities. As of June 30, 2026, no related-party advances remained outstanding. During the six months ended June 30, 2026, a related party forgave and released $62,662 of amounts previously due, which the Company recorded as an increase to additional paid-in capital. Subsequent to June 30, 2026, the Company entered into the Executive Employment Agreement with Ms. Mujica Chacon and completed the transfer of TeleCare to Mr. Pierce, each as described above.

Known Trends and Uncertainties

The Company’s future operating results will depend on its ability to develop and commercialize Wabiam-related technology assets, establish customer relationships, generate recurring software or service revenue, obtain sufficient financing, maintain adequate technical and operational resources, and comply with applicable public-company reporting and regulatory obligations. Because TeleCare generated substantially all historical operating revenue and was transferred out of the Company in August 2026, historical revenue and profitability are not indicative of the Company’s continuing business. The Company’s Wabiam initiatives remain early-stage and had not generated revenue as of June 30, 2026.

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Off-Balance Sheet Arrangements

As of June 30, 2026, the Company did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations and Commitments

As of June 30, 2026, the Company’s current liabilities totaled $20,178, including $20,000 of notes payable and $178 of accounts payable and accrued liabilities. The Company had no outstanding convertible notes and no related-party advances as of that date. The Company may incur additional obligations in connection with software development, professional services, Exchange Act reporting, technology infrastructure, consulting arrangements, commercialization activities, personnel, cloud services, and other operational requirements.

Critical Accounting Policies and Estimates

The Company’s financial statements are prepared in accordance with U.S. GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. Management believes significant accounting policies include revenue recognition, stock-based compensation, fair value measurements, related-party transaction accounting, debt accounting, valuation of intangible assets, earnings per share, and assessment of subsequent events. These accounting policies are described in the notes to the Company’s financial statements included elsewhere in this Prospectus.

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DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position(s)	Term of Office	Approximate Hours Per Week for Part-Time Employees
Daniela Carolina Mujica Chacon	30	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director	April 2026 to Present	N/A

Daniela Carolina Mujica Chacon, age 30, has served as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and sole Director since April 2026. Ms. Mujica Chacon became the Company’s controlling shareholder in connection with the April 2026 change of control transaction pursuant to which she acquired the controlling equity interests of the Company.

Ms. Mujica Chacon is a Venezuelan accounting and finance professional with more than ten years of progressive experience involving accounting operations, financial reporting, internal audit, tax compliance, operational controls, financial analysis, and administrative management. She holds a degree in Public Accounting (Licenciatura en Contaduría Pública) from the Central University of Venezuela (Universidad Central de Venezuela).

From 2023 through the present, Ms. Mujica Chacon has served as an Accounting Assistant and Accounting Specialist with Farmacia Daranpe C.A. (Farmacia Locatel), where her responsibilities have included financial accounting, SAP-based accounting operations, reconciliations, accounts payable and receivable management, payroll review, inventory analysis, tax compliance, financial reporting, and operational process management.

From 2019 through 2023, Ms. Mujica Chacon worked with González Valdez & Asociados Contadores Públicos S.C. as a Senior Auditor II, where she participated in internal audit engagements, financial controls analysis, accounting review procedures, inventory evaluations, tax-related reviews, and operational compliance assessments for multiple corporate clients. Her experience included work involving accounting systems, internal controls, financial reporting procedures, and operational audits across various industries.

Previously, Ms. Mujica Chacon served in accounting, audit, tax, and administrative roles with Bancrecer Banco Microfinanciero C.A., Centro Nacional Autónomo de Cinematografía (CNAC), and other private-sector organizations, where she gained experience involving taxation, treasury functions, operational reporting, reconciliations, financial administration, compliance procedures, and internal operational controls.

Ms. Mujica Chacon’s background includes experience involving financial operations, accounting systems, internal controls, administrative management, operational reporting, and business process coordination. Management believes her accounting, financial, operational, and administrative experience supports the Company’s strategic transition toward enterprise software, workflow systems, operational analytics, and technology-related business activities associated with the Wabiam platform.

Significant Employees. None.

Family Relationships. None.

Involvement in Certain Legal Proceedings. None of the Company’s directors or executive officers has been involved in any legal proceedings required to be disclosed pursuant to applicable SEC disclosure requirements during the past ten years.

Audit Committee. The Company does not currently maintain a separately designated audit committee. The functions typically performed by an audit committee are presently performed by the Company’s Board of Directors.

Code of Ethics. The Company has not yet adopted a formal written code of ethics applicable to its principal executive officer, principal financial officer, or principal accounting officer. The Company may adopt such policies and procedures in the future as its operations and reporting obligations continue to expand.

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EXECUTIVE COMPENSATION

Name	Capacities in Which Compensation Was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Daniela Carolina Mujica Chacon	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director	$0	$360,000	$360,000

Alonzo Pierce	Former Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director	$0	$0	$0	$

Note: In August 2026, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock pursuant to her Executive Employment Agreement. For purposes of this disclosure, the shares are valued at $0.01 per share, which is the offering price of the Common Stock in this Offering, representing aggregate equity compensation of $360,000.

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and sole Director. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation in consideration of her continued service to the Company. The shares were issued as restricted securities and were not registered under the Securities Act of 1933, as amended. Following the issuance, Ms. Mujica Chacon beneficially owns an aggregate of 37,560,000 shares of the Company’s common stock.

Except for the equity compensation described above, the Company has not maintained any material salary, bonus, pension, stock option, deferred compensation, retirement, or other formal compensatory arrangements for Ms. Mujica Chacon during the periods presented in this Prospectus. The Company may reimburse Ms. Mujica Chacon for reasonable out-of-pocket expenses incurred on behalf of the Company in connection with corporate activities, business development, operational matters, regulatory compliance, software development initiatives, customer meetings, travel, professional services, or other Company-related activities.

The Company may adopt additional employment agreements, equity incentive plans, stock option plans, bonus arrangements, consulting agreements, or other compensatory arrangements in the future as management determines appropriate in connection with the Company’s operational growth, commercialization activities, and development.

The Company does not currently maintain a compensation committee or any committee performing similar functions. Compensation matters are currently determined by the Company’s Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock and voting securities immediately prior to this Offering and after giving effect to the sale of all 35,000,000 shares offered hereby by: (i) each person known by the Company to beneficially own more than 5% of the Company’s outstanding voting securities; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers as a group.

Immediately prior to this Offering, the Company has 40,123,783 shares of common stock issued and outstanding and 700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders and votes together with the holders of common stock as a single class.

Assuming the sale of all 35,000,000 shares offered hereby, the Company will have 75,123,783 shares of common stock issued and outstanding. The number of outstanding shares of Special 2024 Series B Preferred Stock will remain unchanged.

Name of Beneficial Owner	Common Shares Beneficially Owned Before Offering	% of Common Stock Before Offering	Common Shares Beneficially Owned After Maximum Offering	% of Common Stock After Maximum Offering	Approx. Voting Power After Maximum Offering
Daniela Carolina Mujica Chacon 732 S 6th Street, Suite R Las Vegas, Nevada 89101	37,560,000	93.6%	37,560,000	50.0%	95.2%

All directors and executive officers as a group (1 person)	37,560,000	93.6%	37,560,000	50.0%	95.2%

_________________

(1)	Percentages of common stock beneficially owned immediately prior to this Offering are based on 40,123,783 shares of common stock issued and outstanding.
(2)	Percentages of common stock beneficially owned following the Offering assume the sale of all 35,000,000 shares offered hereby and are based on 75,123,783 shares of common stock issued and outstanding.
(3)	Ms. Mujica Chacon’s beneficial ownership consists of 37,560,000 shares of common stock and 700,000 shares of Special 2024 Series B Preferred Stock. Of the 37,560,000 shares of common stock, 1,560,000 shares were acquired in connection with the April 2026 change in control transaction and 36,000,000 shares were issued to Ms. Mujica Chacon on August 21, 2026 pursuant to her Executive Employment Agreement.
(4)	Ms. Mujica Chacon beneficially owns all 700,000 issued and outstanding shares of Special 2024 Series B Preferred Stock. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes, representing an aggregate of 700,000,000 votes. Accordingly, Ms. Mujica Chacon controls approximately 99.7% of the Company’s aggregate voting power immediately prior to this Offering and approximately 95.2% of the Company’s aggregate voting power assuming the sale of all 35,000,000 shares offered hereby.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two fiscal years and through the date of this Prospectus, the Company has engaged in various transactions involving related persons, including former management, control persons, affiliated entities, significant stockholders, and current management.

Change in Control Transaction

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, the Company’s former President, Chief Executive Officer, and controlling shareholder, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

The aggregate purchase price for the transaction was approximately $190,000, subject to escrow and transaction-related adjustments. In connection with the transaction, Mr. Pierce resigned from all officer and director positions with the Company, and Ms. Mujica Chacon was appointed as the Company’s sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

TeleCare Home Health LLC Acquisition

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company controlled by Alonzo V. Pierce, who was the Company’s President and Chief Executive Officer at the time of the transaction. Because both entities were under common control at the time of the acquisition, the transaction was accounted for as a transaction between entities under common control in accordance with applicable accounting guidance. As consideration for the acquisition, the Company issued a promissory note in the principal amount of $300,000 to TeleCare Home Health LLC.

On December 11, 2025, the promissory note was fully extinguished pursuant to a Debt Satisfaction and Equity Exchange Agreement under which the Company issued 90,000 shares of restricted common stock to TeleCare Home Health LLC in full satisfaction of the outstanding obligation.

Related-Party Advances

During the year ended December 31, 2025, Alonzo V. Pierce advanced approximately $88,237 to the Company to fund general and administrative expenses and operational activities. Such advances were non-interest bearing and due on demand.

During the three months ended March 31, 2026, the Company made payments and distributions totaling approximately $19,920 to or on behalf of Mr. Pierce and accounts controlled by him, which were recorded as reductions to related-party balances.

As of June 30, 2026, no related-party advances remained outstanding.

As of June 30, 2026, no related-party advances remained outstanding. During the six months ended June 30, 2026, a related party forgave and released $62,662 of amounts previously due, which the Company recorded as an increase to additional paid-in capital.

38

Convertible Promissory Note — JUDD Holding Corp

On May 15, 2025, the Company issued a Convertible Promissory Note in the principal amount of $105,000 to JUDD Holding Corp, an entity controlled by David Duarte, a former officer and director of the Company. The note originally provided for conversion rights into shares of the Company’s common stock at a fixed conversion price of $0.025 per share, subject to certain premiums and adjustments. In April 2026, the Company entered into a Debt Settlement and Release Agreement with JUDD Holding Corp pursuant to which: (i) the Company agreed to pay $20,000 toward settlement of the obligation; (ii) the remaining balance was assumed by a separate private entity; and (iii) the conversion feature and remaining obligations of the Company under the note were extinguished and released.

Wabiam Technology Asset Acquisition

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain technology assets, software-related rights, business materials, intellectual property rights, and related proprietary assets associated with Wabiam and/or Wabiam Soluciones Tecnológicas.

The acquired assets included certain software concepts, technology materials, workflow designs, business plans, technical documentation, branding materials, website content, product concepts, SaaS-related materials, analytics concepts, development materials, and related intellectual property and proprietary rights, to the extent owned or controlled by Ms. Lopez.

On June 12, 2026, the Company issued Ms. Lopez 2,000,000 shares of restricted common stock as consideration for the acquired assets.

Following the issuance, Ms. Lopez became a significant stockholder of the Company. The transaction was approved by the Company’s Board of Directors in connection with the Company’s strategic transition toward the development and commercialization of the Wabiam platform and related enterprise technology initiatives.

Executive Employment Agreement and Equity Compensation

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and sole Director. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation in consideration of her continued service to the Company. Following the issuance, Ms. Mujica Chacon beneficially owns 37,560,000 shares of the Company’s common stock in addition to all 700,000 outstanding shares of the Company’s Special 2024 Series B Preferred Stock. Because Ms. Mujica Chacon is the Company’s sole director, sole executive officer, and controlling stockholder, the Executive Employment Agreement and related equity issuance constitute a related-party transaction.

Disposition of TeleCare Home Health LLC

In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer and the person who controlled TeleCare prior to its acquisition by the Company. Following completion of the transaction, TeleCare Home Health LLC ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

39

The disposition was undertaken in connection with the Company’s strategic transition away from its historical healthcare-related operations and toward the development and commercialization of enterprise software, workflow automation, operational analytics, AI-enhanced business tools, and SaaS-related technologies associated with the Wabiam platform.

The consideration, effective date, and other material terms of the TeleCare disposition are described in the applicable transaction documents filed as exhibits to this Registration Statement.

Director Independence

The Company currently has one director, Daniela Carolina Mujica Chacon. Because Ms. Mujica Chacon serves as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and controlling stockholder, she does not qualify as an independent director under generally recognized corporate governance standards applicable to public companies. The Company does not currently have independent directors, an audit committee, a compensation committee, or a nominating committee. The Company may evaluate the appointment of additional directors and the implementation of additional corporate governance procedures as the Company’s operations and reporting obligations continue to develop.

Policies and Procedures for Related-Party Transactions

The Company does not currently have formal written policies or procedures governing the review, approval, or ratification of related-party transactions. In practice, the Company’s Board of Directors reviews and approves related-party transactions and matters involving potential conflicts of interest, with consideration given to the fairness of the transaction, the best interests of the Company, and applicable legal and regulatory requirements. Other than the transactions described above, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any director, executive officer, control person, or significant stockholder had or will have a direct or indirect material interest that is required to be disclosed in this Prospectus.

40

DESCRIPTION OF SECURITIES

The following summary of the Company's securities does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, and the applicable Certificates of Designation relating to the Company's preferred stock, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The aggregate number of shares that the Company is authorized to issue is 750,000,000 shares, consisting of:

•	700,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”); and
•	50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as determined by the Board of Directors.

Immediately prior to this Offering, the Company has:

•	40,123,783 shares of Common Stock issued and outstanding;
•	no shares of Series A Convertible Preferred Stock issued and outstanding; and
•	700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding.

Assuming the sale of all 35,000,000 shares of Common Stock offered hereby, the Company will have 75,123,783 shares of Common Stock issued and outstanding. The number of outstanding shares of Series A Convertible Preferred Stock and Special 2024 Series B Preferred Stock will not be affected by this Offering.

Common Stock

Holders of the Company’s Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except as otherwise required by law or as provided by the terms of any outstanding series of Preferred Stock. Subject to any preferential rights of outstanding Preferred Stock, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company has never declared or paid cash dividends on its Common Stock and does not presently anticipate paying cash dividends in the foreseeable future.

In the event of the liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s liabilities and satisfaction of any liquidation preferences or other preferential rights of outstanding Preferred Stock.

Holders of Common Stock do not have cumulative voting rights, preemptive rights, subscription rights, redemption rights, or sinking fund rights. All outstanding shares of Common Stock are fully paid and non-assessable.

The 35,000,000 shares offered pursuant to this Prospectus, when issued and paid for in accordance with the terms of this Offering, will constitute validly issued shares of the Company’s Common Stock.

41

Preferred Stock — General

The Company’s Articles of Incorporation authorize the Board of Directors to issue Preferred Stock in one or more series and to establish the designation, rights, preferences, privileges, and restrictions of each series without further stockholder approval, except as required by applicable law. Such rights may include voting rights, dividend rights, conversion rights, redemption provisions, liquidation preferences, and other rights and preferences determined by the Board of Directors. The Company has designated Series A Convertible Preferred Stock and Special 2024 Series B Preferred Stock.

Series A Convertible Preferred Stock

The Company has designated up to 10,000,000 shares of Series A Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Prospectus. Each share of Series A Convertible Preferred Stock is entitled to ten votes per share and is convertible into one fully paid and non-assessable share of Common Stock, subject to the terms and conditions set forth in the applicable Certificate of Designation.

On November 8, 2025, the Company filed an amendment to the Certificate of Designation relating to the Series A Convertible Preferred Stock. The amendment provides that, upon the occurrence of a Liquidity Event, each holder of Series A Convertible Preferred Stock is entitled to receive consideration equal to the same percentage ownership of the Company’s outstanding Common Stock, on a fully diluted as-converted basis, as held immediately prior to such Liquidity Event, subject to the terms of the Certificate of Designation. The Special 2024 Series B Preferred Stock is excluded from such calculation.

No shares of Series A Convertible Preferred Stock are currently issued or outstanding.

Special 2024 Series B Preferred Stock

The Company has designated 700,000 shares of Special 2024 Series B Preferred Stock, all of which are currently issued and outstanding and beneficially owned by Daniela Carolina Mujica Chacon, the Company’s sole director, sole executive officer, and controlling stockholder. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders for approval. The shares vote together with the holders of Common Stock as a single class. The Special 2024 Series B Preferred Stock is not convertible into Common Stock and does not provide for mandatory redemption rights. The shares are not listed or quoted for trading on any securities exchange or quotation system, and there is no established public market for such securities.

Because of the enhanced voting rights associated with the Special 2024 Series B Preferred Stock, Ms. Mujica Chacon controls substantially all of the Company’s aggregate voting power and will continue to exercise effective voting control of the Company following completion of this Offering, even if all 35,000,000 Offered Shares are sold.

Offered Shares

The Company is offering up to 35,000,000 newly issued shares of Common Stock at a price of $0.01 per share, for maximum gross proceeds of $350,000. All Offered Shares are being sold directly by the Company. There are no selling securityholders participating in this Offering, and the Company will receive all proceeds from the sale of the Offered Shares, before deduction of offering expenses. The Offered Shares will have the same voting, dividend, liquidation, and other rights as the Company’s currently outstanding Common Stock.

42

Registration Status and Transferability of the Offered Shares

The Offered Shares are being offered and sold pursuant to an effective registration statement under the Securities Act. Upon issuance in accordance with the terms of this offering, the Offered Shares will be freely tradable by persons who are not affiliates of the Company, subject to applicable securities laws, market restrictions and any restrictions imposed by a purchaser's jurisdiction or broker-dealer. Shares held by affiliates or control persons may remain subject to the limitations of Rule 144 and other applicable federal securities laws.

Notwithstanding the foregoing, effectiveness of the registration statement does not guarantee the existence or continuation of an active or liquid trading market for the Company's common stock. Broker-dealer, market, jurisdictional or other restrictions may affect the ability of any holder to resell shares.

The Company’s Common Stock is currently quoted on the OTC Markets under the trading symbol “GLOH.”

43

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Company has issued securities in private transactions exempt from registration under the Securities Act of 1933, as amended. Except as otherwise noted below, the Company believes each issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or other applicable exemptions because the transactions did not involve a public offering. The securities issued in such transactions were restricted securities.

Issuance of Common Stock for Corporate Revival Services

On October 18, 2024, the Company issued 234,000,000 shares of restricted common stock to JUDD Holding Corp, an entity controlled by David Duarte, in consideration for corporate revival and restructuring services provided to the Company. The issuance was subsequently subject to the Company’s 1-for-150 reverse stock split processed by FINRA on October 10, 2025. No underwriting discounts or commissions were paid in connection with the issuance.

Issuance of Common Stock for Services

On November 5, 2025, the Company issued 60,000 shares of restricted common stock to Bengala Technologies LLC, an entity controlled by Arnaldo Detres, in consideration for enterprise and consulting services provided to the Company. The shares were issued at an acquisition value of approximately $3.75 per share for aggregate consideration of approximately $225,000.

Issuance of Common Stock in Connection with Debt Settlement

On December 11, 2025, the Company issued 90,000 shares of restricted common stock to TeleCare Home Health LLC, an entity then controlled by Alonzo V. Pierce, in connection with a Debt Satisfaction and Equity Exchange Agreement pursuant to which the Company satisfied and extinguished a $300,000 promissory note previously issued in connection with the acquisition of TeleCare Home Health LLC. The shares were issued at an acquisition value of approximately $3.33 per share.

Issuance of Common Stock for Cash

On December 17, 2025, the Company issued 50,000 shares of restricted common stock to Killuminati Investments LLC, an entity controlled by Ryan Cotardi, pursuant to a private placement subscription agreement for aggregate cash consideration of approximately $15,000.

Convertible Promissory Note

On May 15, 2025, the Company issued a Convertible Promissory Note in the principal amount of $105,000 to JUDD Holding Corp, an entity controlled by David Duarte. In April 2026, the Company entered into a Debt Settlement and Release Agreement pursuant to which the conversion feature and remaining obligations of the Company under the note were extinguished and released.

44

Change in Control Transaction

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell 1,560,000 shares of common stock and 700,000 shares of Special 2024 Series B Preferred Stock to Ms. Mujica Chacon. The transaction constituted a private secondary transaction between stockholders, and the Company did not issue any new securities in connection with the transaction.

Wabiam Technology Asset Acquisition

On June 12, 2026, the Company issued 2,000,000 shares of restricted common stock to Ana Teresa Lopez as consideration for the Company’s acquisition of certain technology assets, software-related rights, intellectual property rights, business materials, and related proprietary assets associated with Wabiam and/or Wabiam Soluciones Tecnológicas pursuant to the Technology Asset Purchase Agreement dated June 1, 2026.

Executive Employment Agreement and Equity Compensation

On August 21, 2026, the Company issued 36,000,000 shares of restricted common stock to Daniela Carolina Mujica Chacon pursuant to an Executive Employment Agreement in consideration of her continued service as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and sole Director. The securities were issued in a private transaction and were not registered under the Securities Act. No underwriters were involved in the transaction and no underwriting discounts or commissions were paid.

45

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Legal Proceedings

The Company is not currently a party to any material pending legal proceedings. To the knowledge of management, there are no material legal proceedings threatened or contemplated against the Company by any governmental authority or third party. There are no material legal proceedings pending against any director or executive officer of the Company that are required to be disclosed under applicable SEC disclosure requirements. None of the Company’s directors or executive officers is a party adverse to the Company in any material legal proceeding. The Company is not subject to any material environmental, regulatory, or administrative proceedings arising out of its current operations. The Company may, from time to time, become involved in claims or proceedings arising in the ordinary course of business; however, management does not believe that any such matters, individually or in the aggregate, would have a material adverse effect on the Company’s financial condition, results of operations, or business.

Market Information

The Company’s common stock is currently quoted on the OTC Markets under the trading symbol “GLOH.” The OTC Markets is a decentralized dealer market and may be subject to limited liquidity, limited trading volume, and significant price volatility. Investors may experience difficulty reselling shares of the Company’s common stock at desired prices or at all.

The Company is currently focused on the development and commercialization of enterprise software, workflow systems, operational analytics infrastructure, AI-enhanced business tools, and SaaS-related technologies associated with the Wabiam Soluciones Tecnológicas business platform. The Company may, at a future date, evaluate a potential corporate rebranding, legal name change, or trading symbol change intended to align the Company’s public identity with its evolving business operations and strategic direction. Any such actions would require applicable corporate approvals, regulatory filings, and FINRA processing. There can be no assurance regarding the timing or approval of any future corporate name change or trading symbol change.

Holders

As of June 30, 2026, there were 28 holders of record of the Company’s common stock. The number of record holders does not include beneficial owners whose shares are held in street name by brokers, dealers, banks, or other nominees.

Outstanding Shares

Immediately prior to this Offering, the Company has 40,123,783 shares of common stock issued and outstanding. The Company also has 700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding and no shares of Series A Convertible Preferred Stock issued and outstanding. Assuming the sale of all 35,000,000 shares offered hereby, the Company will have 75,123,783 shares of common stock issued and outstanding.

Dividends

The Company has never declared or paid cash dividends on its common stock. The Company currently intends to retain any future earnings, if any, to fund software development activities, operational growth, infrastructure expansion, commercialization initiatives, working capital requirements, and general corporate purposes. Accordingly, the Company does not anticipate paying cash dividends on its common stock in the foreseeable future. The payment of dividends, if any, will be at the discretion of the Company’s Board of Directors and will depend upon the Company’s financial condition, results of operations, capital requirements, contractual restrictions, and other factors deemed relevant by the Board.

Transfer Agent

The Company’s transfer agent and registrar is:

ClearTrust, LLC

16450 Pointe Village Drive, Suite 205

Lutz, Florida 33558

Telephone: (813) 235-4490

46

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement and its exhibits. Statements in this prospectus concerning the provisions of any document are summaries and are qualified by reference to the document filed as an exhibit to the registration statement. After the registration statement becomes effective, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports and other information with the SEC. The registration statement, exhibits, reports and other information may be obtained through the SEC's website at www.sec.gov.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of the Company’s directors, officers, employees, fiduciaries, and agents to the fullest extent permitted by the Nevada Revised Statutes. The Company may also purchase and maintain insurance on behalf of directors and officers against liabilities incurred in such capacities to the extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for the Company by Clifford J. Hunt, Esq., or such law firm through which Mr. Hunt renders securities counsel services to the Company, as identified in the legal opinion to be filed as Exhibit 5.1 to the registration statement.

EXPERTS

The financial statements of Glow Holdings, Inc. included in this prospectus for the years ended December 31, 2025 and 2024 have been audited by Aloba, Awomolo & Partners, independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The unaudited interim financial statements of the Company as of June 30, 2026 and for the three and six months ended June 30, 2026 and June 30, 2025 have not been audited and are not included herein on the authority of an expert.

47

FINANCIAL STATEMENTS

48

GLOW HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash	$–	$553
Total current assets	–	553

Intangible assets	7,500,000	–

Total assets	$7,500,000	$553

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$178	$–
Due to related party	–	77,548
Convertible notes payable	–	113,750
Notes payable	20,000	10,000
Total current liabilities	20,178	201,298

Total liabilities	20,178	201,298

Stockholders' deficit

Series A Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	–	–
Series B Preferred stock, $0.001 par value, 700,000 shares authorized, 700,000 and 700,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	700	700
Common stock, $0.001 par value, 700,000,000 shares authorized, 4,123,783 and 2,123,783 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	4,124	2,124
Additional paid in capital	9,270,419	1,709,757
Accumulated deficit	(1,795,421)	(1,913,326)
Total stockholders' deficit	7,479,822	(200,745)

Total liabilities and stockholders' deficit	$7,500,000	$553

See accompanying notes to the financial statements

F-1

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenue	$213,764	$–	$458,318	$–

Operating expenses
General and administrative	124,325	3,500	257,916	3,500
Professional fees	107,053	15,210	176,247	15,210
Total operating expenses	231,378	18,710	434,163	18,710

Loss from operations	(17,614)	(18,710)	24,155	(18,710)

Other income (expenses)
Gain(loss) on settlement of debt	93,750	(72,850)	93,750	(72,850)
Interest expense	–	–	–	–
Total other expenses	93,750	(72,850)	93,750	(72,850)

Net income (loss) before tax provision	76,136	(91,560)	117,905	(91,560)
Tax provision	–	–	–	–
Net income (loss)	$76,136	$(91,560)	$117,905	$(91,560)

Net income (loss) per common share - basic	$0.03	$(0.04)	$0.05	$(0.04)
Net income (loss) per common share - diluted	$0.03	$(0.04)	$0.05	$(0.04)

Weighted average number of common shares outstanding - basic	2,761,156	2,123,783	2,444,235	2,123,783
Weighted average number of common shares outstanding - diluted	2,761,146	2,123,783	2,444,225	2,123,783

See accompanying notes to the financial statements

F-2

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(Unaudited)

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2025	700,000	$700	2,123,783	$2,124	$1,709,757	$(1,913,326)	$(200,745)
Net loss	–	–	–	–	–	41,769	41,769
Balance, March 31, 2026	700,000	700	2,123,783	2,124	1,709,757	(1,871,557)	(158,976)
Forgiven related party debt	–	–	–	–	62,662	–	62,662
Shares issued for intangible assets	–	–	2,000,000	2,000	7,498,000	–	7,500,000
Net loss	–	–	–	–	–	76,136	76,136
Balance, June 30, 2026	700,000	$700	4,123,783	$4,124	$9,270,419	$(1,795,421)	$7,479,822

Balance, December 31, 2024	700,000	$700	1,921,307	$1,921	$1,132,460	$(1,167,231)	$(32,150)
Net loss	–	–	–	–	–	–	–
Balance, March 31, 2025	–	–	1,921,307	1,921	1,132,460	(1,167,231)	(32,150)
Net loss	–	–	–	–	–	(91,560)	(91,560)
Balance, June 30, 2025	–	$–	1,921,307	$1,921	$1,132,460	$(1,258,791)	$(123,710)

See accompanying notes to the financial statements

F-3

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended
	June 30, 2026	June 30, 2025
Cash Flows from Operating Activities
Net income (loss)	$117,905	$(53,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on settlement of notes payable	(93,750)	–
Changes in assets and liabilities
Accounts payable and accrued liabilities	178	19,768
Due to related party	(34,886)	–
Net cash used in continuing operating activities	(10,553)	(33,869)

Cash Flows from Financing Activities:
Proceeds from notes payable	10,000	33,869
Net cash provided by financing activities	10,000	33,869

Net decrease in cash	(553)	–
Cash, beginning of period	553	–
Cash, end of period	$–	$–

Supplemental disclosure of cash flow information
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Forgiven related party debt	$62,662	$–
Shares of intangible assets	$7,500,000	$–

See accompanying notes to the financial statements

F-4

GLOW HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Glow Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, has a fiscal year end of December 31st and is listed on the OTCID Basic Market under the trading symbol GLOH. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual tax from 2022 to 2024 which resulted in its delinquency with the Nevada Secretary of State. In January 2024, a shareholder filed a petition for custodianship with the District Court of Clark County, Nevada, and was appointed as the Custodian of the Company in February 2024. The Company was incorporated in the State of Nevada in September 1997 as “Universal Funding Services, Inc.” The issuer changed its name to “Universal Reduction Melting Technologies, Inc.” which it kept until 1999, then it changed its name to “Internet Solutions for Business, Inc.” which it kept until 2005. The issuer then changed its name to “GlobalOne Real Estate, Inc.” which it kept until 2011, when it changed its name to “Glow Holdings, Inc.” which it currently carries.

On February 22, 2024, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of JUDD Holding Corp as Custodian of the Company. On October 11, 2024, the District Court in Clark County, Nevada granted the Custodian’s Motions to Bar All Unasserted Claims and Discharge the Custodian, and control was returned to the Board. On May 15, 2025, Patient Path LLC (controlled by Alonzo Pierce) entered into a Securities Purchase Agreement to acquire 234,000,000 shares of Common Stock and 700,000 shares of Special 2024 Series B Preferred Stock from JUDD Holding Corp (controlled by David Duarte) for total consideration of $170,000 in cash & notes. On May 23, 2025, David Duarte resigned from all Officer & Director positions and appointed Alonzo Pierce as President & Chairman of the Board and the transaction closed. Subsequent to the change of control, the Company began operations, ceased to be a shell company, and self-reported as a non-shell for the period ended June 30, 2025. On August 15, 2025, the Company’s security counsel filed an opinion affirming its status as a non-shell at the June 30 period end, and the shell designation was subsequently removed.

The Company, operating as GlohCo, develops AI-powered healthcare software that enables earlier intervention and improved clinical decision-making. The company’s platform ingests and analyzes medical, behavioral, and wearable data to deliver real-time risk predictions for patient relapse, readmission, and other high-cost health events. GlohCo’s tools integrate with existing EHR systems and support compliance with HIPAA, FHIR, and other regulatory standards.

On July 23, 2025, the Company, through its Transfer Agent and Securities Attorney, filed a 1:150 Reverse Split application with FINRA for the Company’s Common Stock. On October 10, 2025, FINRA processed the corporate action with fractional shares rounded up which added 2,457 shares to the total at Cede per DTCC’s request.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim financial statements not misleading.

F-5

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  During the six months ended June 30, 2026, the Company had accumulated deficits of $1,795,421. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any funds needed will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-6

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of June 30, 2026 and December 31, 2025 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on June 30, 2026 and December 31, 2025.

F-7

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

NOTE 4 – ASSET PURCHASE AGREEMENT

On June 1, 2026, the Company entered into an Asset Purchase Agreement pursuant to which the Company acquired various proprietary assets and intellectual property for 2,000,000 restricted shares of common stock valued at $7,500,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. Management evaluated the assets and determined the value to $7,500,000 as of June 30, 2026.

NOTE 5 –NOTES PAYABLE

Promissory notes payable as of June 30, 2026 and December 31, 2025 consist of the following:

June 30, 2026	December 31, 2025
$–	$113,750
5,000	5,000
5,000	5,000
10,000	–
$20,000	$123,750

On September 18, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand.

On October 17, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand.

On March 6, 2026, the Company issued a promissory note amounting to $10,000 for general operating purposes. The notes carries an interest rate of 0% and is due upon demand.

F-8

NOTE 6 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of June 30, 2026 and December 31, 2025 consists of the following:

June 30, 2026	December 31, 2025
$–	$113,750
$–	$113,750

On May 15, 2025, the Company issued a Convertible Promissory Note in the principal amount of $105,000. The note matures on September 1, 2026 and provides for monthly installment payments that commenced October 1, 2025. The note is convertible at the holder’s option at $0.025 per share with a 15% premium. The note does not bear stated interest; however, late fees are assessed if installment payments are not made within the contractual grace period. Late fees are recorded as interest expense within general and administrative expenses. As of June 30, 2026, the Company had accrued $8,750 in the late fees. On April 16, 2026, the Company entered into a settlement agreement with the noteholder in which the Company made a one-time payment of $20,000 and the Company was released from the remaining balance on the note of $93,750. The amount forgiven of $93,750 was removed from the balance sheet and recorded as gain on forgiveness of debt as of the six months ended June 30, 2026.

NOTE 7 – RELATED PARTY TRANSACTIONS

As of June 30, 2026 and December 31, 2025, the Company had advances due to a shareholder of $0 and 77,549, respectively.  The advances were made for general operating purposes carry an interest rate of 0% and were due upon demand. On April 16, 2026, the shareholder forgave and released the Company from the amount due of $62,662. Due to the related party nature of the transaction the Company recorded the forgiveness of the debt as an increase to additional paid in capital.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 9– STOCKHOLDERS’ EQUITY

The Company is authorized to issue 700,000,000 shares of $0.001 par value, common stock As of June 30, 2026 and December 31, 2025, the Company had 4,123,783 and 2,123,783 shares of common stock issued and outstanding, respectively.

The Company’s Articles of Incorporation authorize the Board of Directors to issue preferred stock in one or more series and to establish the designation, rights, preferences, privileges, and restrictions of each series without further stockholder approval, except as required by applicable law. These rights may include voting rights, dividend rights, conversion rights, redemption provisions, liquidation preferences, and other terms.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is entitled to ten (10) votes per share and is convertible into one (1) fully paid and non-assessable share of the Company’s common stock, subject to the terms and conditions set forth in the applicable Certificate of Designation. The Company previously amended the Certificate of Designation relating to the Series A Convertible Preferred Stock to provide certain rights applicable upon a liquidity event. As of the date of this Registration Statement, no shares of Series A Convertible Preferred Stock have been issued or are outstanding.

F-9

Series B Preferred Stock

Each share of Series B Preferred Stock is entitled to one thousand votes per share on all matters submitted to stockholders for approval. The shares vote together with the holders of the Company’s common stock as a single class. Series B Preferred Stock is not convertible into common stock and does not provide for mandatory redemption rights.

As of June 30, 2026 and December 31, 2025, the Company had 0 and 0 Series A Preferred Stock issued and outstanding.

As of June 30, 2026 and December 31, 2025, the Company had 700,000 and 700,000 Series B Preferred Stock issued and outstanding.

On June 1, 2026, the Company issued 2,000,000 shares of common stock valued at $7,500,000, which was the closing price on the date of the transaction for certain intangible assets.

NOTE 10 – SUBSEQUENT EVENTS

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s sole director and executive officer and issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation. Following the issuance, the Company had 40,123,783 shares of common stock issued and outstanding prior to giving effect to this Offering, of which Ms. Mujica Chacon beneficially owned 37,560,000 shares.

Also on August 20, 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transfer, TeleCare ceased to be a subsidiary of the Company. As a result, the Company’s historical TeleCare revenue will no longer be part of the Company’s continuing operations, and the Company’s future operating results will depend principally on the development and commercialization of the Wabiam-related business.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to June 30, 2026 to September 10, 2026, the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Glow Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Glow Holdings, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses and is dependent on obtaining additional financing to support its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters, including its intention to seek additional funding from the sale of securities, private investment or a strategic partner, are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners - PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

September 10, 2026

F-11

GLOW HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash	$553	$–
Total current assets	553	–

Total assets	$553	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$–	$32,150
Due to related party	77,548	–
Convertible notes payable	113,750	–
Notes payable	10,000	–
Total current liabilities	201,298	32,150

Total liabilities	201,298	32,150

Stockholders' deficit

Series A Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	–	–
Series B Preferred stock, $0.001 par value, 700,000 shares authorized, 700,000 and 700,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively	700	700
Common stock, $0.001 par value, 700,000,000 shares authorized, 2,123,783 and 2,123,783 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,124	1,921
Additional paid in capital	1,709,757	1,132,460
Accumulated deficit	(1,913,326)	(1,167,231)
Total stockholders' deficit	(200,745)	(32,150)

Total liabilities and stockholders' deficit	$553	$–

See accompanying notes to the financial statements

F-12

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

	For the years ended
	December 31, 2025	December 31, 2024

Revenue	$139,706	$–

Operating expenses
General and administrative	119,287	16,222
Professional fees	347,414	–
Total operating expenses	466,701	16,222

Loss from operations	(326,995)	(16,222)

Other income (expenses)
Gain(loss) on settlement of debt	(72,850)	113,375
Loss on settlement of notes payable	(37,500)	–
Loss of acquisition of Telecare home health	(300,000)	–
Interest expense	(8,750)	–
Total other expenses	(419,100)	113,375

Net income (loss) before tax provision	(746,095)	97,153
Tax provision	–	–
Net income (loss)	$(746,095)	$97,153

Net income (loss) per common share - basic and diluted	$(0.31)	$0.05
Weighted average number of common shares outstanding - basic and diluted	2,444,235	1,921,307

See accompanying notes to the financial statements

F-13

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(Audited)

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, June 30, 2024	10,700,000	10,700	1,083,280	1,084	728,259	(1,264,384)	(524,341)
Cancellation of common and preferred stock	(10,000,000)	(10,000)	(719,487)	(720)	10,720	–	–
Issuance of Common Stock for services	–	–	1,560,000	1,560	393,478	–	395,038
Net income	–	–	–	–	–	97,153	97,153
Balance, December 31, 2024	700,000	700	1,923,793	1,924	1,132,457	(1,167,231)	(32,150)
Shares issues for cash	–	–	50,000	50	14,950	–	15,000
Shares issued for services	–	–	60,000	60	224,940	–	225,000
Shares issued to settle notes payable	–	–	90,000	90	337,410	–	337,500
Net loss	–	–	–	–	–	(746,095)	(746,095)
Balance, December 31, 2025	700,000	700	2,123,783	2,124	1,709,757	(1,913,326)	(200,745)

See accompanying notes to the financial statements

F-14

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited)

	For the years ended
	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities
Net loss	$(746,095)	$(53,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on settlement of debt	72,850	–
Loss of acquisition of Telecare home health	300,000	–
Loss on settlement of notes payable	37,500	–
Stock-based compensation	225,000	–
Non cash interest expense	8,750	–
Changes in assets and liabilities
Accounts payable and accrued liabilities	–	19,768
Due to related party	77,548	–
Net cash used in continuing operating activities	(24,447)	(33,869)

Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	15,000	–
Proceeds from notes payable	10,000	33,869
Net cash provided by financing activities	25,000	33,869

Net increase in cash	553	–
Cash, beginning of period	–	–
Cash, end of period	$553	$–

Supplemental disclosure of cash flow information
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

See accompanying notes to the financial statements

F-15

GLOW HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Glow Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, has a fiscal year end of December 31st and is listed on the OTCID Basic Market under the trading symbol GLOH. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual tax from 2022 to 2024 which resulted in its delinquency with the Nevada Secretary of State. In January 2024, a shareholder filed a petition for custodianship with the District Court of Clark County, Nevada, and was appointed as the Custodian of the Company in February 2024. The Company was incorporated in the State of Nevada in September 1997 as “Universal Funding Services, Inc.” The issuer changed its name to “Universal Reduction Melting Technologies, Inc.” which it kept until 1999, then it changed its name to “Internet Solutions for Business, Inc.” which it kept until 2005. The issuer then changed its name to “GlobalOne Real Estate, Inc.” which it kept until 2011, when it changed its name to “Glow Holdings, Inc.” which it currently carries.

On February 22, 2024, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of JUDD Holding Corp as Custodian of the Company. On October 11, 2024, the District Court in Clark County, Nevada granted the Custodian’s Motions to Bar All Unasserted Claims and Discharge the Custodian, and control was returned to the Board. On May 15, 2025, Patient Path LLC (controlled by Alonzo Pierce) entered into a Securities Purchase Agreement to acquire 234,000,000 shares of Common Stock and 700,000 shares of Special 2024 Series B Preferred Stock from JUDD Holding Corp (controlled by David Duarte) for total consideration of $170,000 in cash & notes. On May 23, 2025, David Duarte resigned from all Officer & Director positions and appointed Alonzo Pierce as President & Chairman of the Board and the transaction closed. Subsequent to the change of control, the Company began operations, ceased to be a shell company, and self-reported as a non-shell for the period ended June 30, 2025. On August 15, 2025, the Company’s security counsel filed an opinion affirming its status as a non-shell at the June 30 period end, and the shell designation was subsequently removed.

The Company, operating as GlohCo, develops AI-powered healthcare software that enables earlier intervention and improved clinical decision-making. The company’s platform ingests and analyzes medical, behavioral, and wearable data to deliver real-time risk predictions for patient relapse, readmission, and other high-cost health events. GlohCo’s tools integrate with existing EHR systems and support compliance with HIPAA, FHIR, and other regulatory standards.

On July 23, 2025, the Company, through its Transfer Agent and Securities Attorney, filed a 1:150 Reverse Split application with FINRA for the Company’s Common Stock. On October 10, 2025, FINRA processed the corporate action with fractional shares rounded up which added 2,457 shares to the total at Cede per DTCC’s request.

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company, in a transaction involving entities affiliated with the Company’s then-management. Following the acquisition, TeleCare Home Health LLC became the Company’s wholly owned operating subsidiary.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Alonzo V. Pierce resigned from all officer and director positions with the Company effective upon appointment of his successor, and Daniela Carolina Mujica Chacon accepted appointment as the Company’s sole director, President, Treasurer, Secretary, and Chief Financial Officer.

In May 2026, the Company entered into a strategic business transition initiative focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, and related intellectual property assets associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”). In connection with this transition, on June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain software assets, development-stage technologies, operational methodologies, branding assets, databases, workflows, business materials, and related intellectual property and technology rights associated with Wabiam.

F-16

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended December 31, 2025, the Company incurred a net loss of $746,095 and had accumulated deficits of $1,913,326. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any funds needed will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-17

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2025 and 2024 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on December 31, 2025 and 2024.

F-18

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

NOTE 4 — ACQUISITION OF TELECARE HOME HEALTH LLC (COMMON CONTROL)

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company previously owned and controlled by Alonzo Pierce, the Company’s President and Chief Executive Officer. As both entities were under common control before and after the transaction, the acquisition was accounted for as a transaction between entities under common control in accordance with ASC 805-50. The assets and liabilities of TeleCare Home Health LLC were recorded at their historical carrying values as of the acquisition date.

As consideration, the Company issued a $300,000 unsecured promissory note bearing interest at 4% per annum and maturing within 24 months. The carrying value of the note was recorded as a loss on acquisition of Telecare Home Health on the December 31, 2025 Statement of Operations.

On December 11, 2025, the promissory note was fully extinguished in exchange for the issuance of 90,000 shares of restricted common stock valued at $337,500. Upon settlement the excess of the fair value of the shares over the carrying value of the notes was recorded to loss on acquisition of notes payable.

NOTE 5 –NOTES PAYABLE

Notes payable as of December 31, 2025 and 2024 consist of the following:

December 31, 2025	December 31, 2024
5,000	–
5,000	–
$10,000	$–

On September 18, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand.

F-19

On October 17, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand.

NOTE 6 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2025 and 2024 consists of the following:

December 31, 2025	December 31, 2024
$113,750	$–
$113,750	$–

On May 15, 2025, the Company combined $32,150 in accounts payable and accrued liabilities into a Convertible Promissory Note in the principal amount of $105,000. The difference between the carrying value of the note and the previous debt was recorded as a loss on settlement of debt on the December 31, 2025 Statement of Operations. The note matures on September 1, 2026 and provides for monthly installment payments that commenced October 1, 2025. The note is convertible at the holder’s option at $0.025 per share with a 15% premium. The note does not bear stated interest; however, late fees are assessed if installment payments are not made within the contractual grace period. Late fees are recorded as interest expense within general and administrative expenses. As of December 31, 2025, the Company had accrued $8,750 in the late fees related to missed installment payments.

NOTE 7 – RELATED PARTY TRANSACTIONS

As of December 31, 2025 and 2024, the Company had advances due to a shareholder of $77,549 and 0, respectively.  The advances were made for general operating purposes carry an interest rate of 0% and were due upon demand.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 9 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following on December 31, 2025 and 2024:

	2025	2024
Deferred income tax assets:	$1,913,326	$1,167,231
Valuation allowance	(1,913,326)	(1,167,231)
Net deferred tax asset	$–	$–

F-20

Reconciliation between the statutory rate and the effective tax rate is as follows on December 31, 2025 and 2024:

	2025	2024
Effective Tax Rate Reconciliation:
Federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	0.0%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Effective tax rate	0.0%	0.0%

As of December 31, 2025, the Company had net operating loss carryforwards of approximately $1,913,326 and net operating loss carryforwards expire in 2024 through 2032. The current year’s net operating loss will carryforward indefinitely, limited to 80% of the current year taxable income.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2025 and 2024 the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 10– STOCKHOLDERS’ EQUITY

The Company is authorized to issue 700,000,000 shares of $0.001 par value, common stock As of December 31, 2025 and 2024, the Company had 2,123,783 and 1,923,793 shares of common stock issued and outstanding, respectively.

The Company’s Articles of Incorporation authorize the Board of Directors to issue preferred stock in one or more series and to establish the designation, rights, preferences, privileges, and restrictions of each series without further stockholder approval, except as required by applicable law. These rights may include voting rights, dividend rights, conversion rights, redemption provisions, liquidation preferences, and other terms.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is entitled to ten (10) votes per share and is convertible into one (1) fully paid and non-assessable share of the Company’s common stock, subject to the terms and conditions set forth in the applicable Certificate of Designation. The Company previously amended the Certificate of Designation relating to the Series A Convertible Preferred Stock to provide certain rights applicable upon a liquidity event. As of the date of this Registration Statement, no shares of Series A Convertible Preferred Stock have been issued or are outstanding.

Series B Preferred Stock

Each share of Series B Preferred Stock is entitled to one thousand votes per share on all matters submitted to stockholders for approval. The shares vote together with the holders of the Company’s common stock as a single class. Series B Preferred Stock is not convertible into common stock and does not provide for mandatory redemption rights.

As of December 31, 2025 and 2024, the Company had 0 and 0 Series A Preferred Stock issued and outstanding.

As of December 31, 2025 and 2024, the Company had 700,000 and 700,000 Series B Preferred Stock issued and outstanding.

During the year end December 31, 2024, a shareholder returned and the Company cancelled 10,000,000 shares of Preferred Stock and 719,487 shares of common stock for no consideration.

F-21

During the year end December 31, 2024, the Company issued 1,560,000 shares common stock valued at $395,478 for services.

During the year end December 31, 2025, the Company issued 60,000 shares common stock valued at $225,000 for services.

During the year end December 31, 2025, the Company issued 90,000 shares common stock valued at $337,500 to settle a certain notes payable.

During the year end December 31, 2025, the Company issued 50,000 shares common stock for $15,000 c

NOTE 11 – SUBSEQUENT EVENTS

On April 16, 2026, the Company entered into a settlement agreement with the noteholder of a certain note dated May 15, 2025, in which the Company made a one-time payment of $20,000 and the Company was released from the remaining balance on the note of $93,750.

On April 16, 2026, the shareholder forgave and released the Company from the balance of related party debt due in the amount of $62,662. Due to the related party nature of the transaction the Company recorded the forgiveness of the debt as an increase to additional paid in capital.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Alonzo V. Pierce resigned from all officer and director positions with the Company effective upon appointment of his successor, and Daniela Carolina Mujica Chacon accepted appointment as the Company’s sole director, President, Treasurer, Secretary, and Chief Financial Officer.

In May 2026, the Company entered into a strategic business transition initiative focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, and related intellectual property assets associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”). In connection with this transition, on June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain software assets, development-stage technologies, operational methodologies, branding assets, databases, workflows, business materials, and related intellectual property and technology rights associated with Wabiam.

On June 1, 2026, the Company entered into an Asset Purchase Agreement pursuant to which the Company acquired various proprietary assets and intellectual property for 2,000,000 restricted shares of common stock valued at $7,500,000.

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s sole director and executive officer and issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation. Following the issuance, the Company had 40,123,783 shares of common stock issued and outstanding prior to giving effect to this Offering, of which Ms. Mujica Chacon beneficially owned 37,560,000 shares.

Also on August 20, 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transfer, TeleCare ceased to be a subsidiary of the Company. As a result, the Company’s historical TeleCare revenue will no longer be part of the Company’s continuing operations, and the Company’s future operating results will depend principally on the development and commercialization of the Wabiam-related business.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to June 30, 2026 to September 10, 2026, the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2025 to September 10, 2026, the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-22

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [__________], 2026, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All amounts other than the Securities and Exchange Commission registration fee are estimates. The registrant will bear all of these expenses.

Expense	Amount
SEC registration fee	$48.34
Legal fees and expenses	12,500.00
Accounting and audit fees and expenses	14,000.00
EDGAR, printing and filing expenses	6,000.00
Transfer agent and registrar expenses	2,000.00
State securities law fees and expenses	3,000.00
Miscellaneous expenses	7,451.66
Total	$45,000.00

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes and the registrant's Articles of Incorporation and Bylaws provide for indemnification of the registrant's directors, officers, employees and agents in specified circumstances and to the fullest extent permitted by Nevada law. The registrant may also purchase and maintain insurance on behalf of such persons against liabilities incurred in those capacities, subject to applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The information required by this item is set forth under “Recent Sales of Unregistered Securities” in the prospectus forming part of this registration statement and is incorporated herein by reference. No underwriters were involved in the issuer transactions described there, and no underwriting discounts or commissions were paid. The registrant relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for those issuer transactions based on their private nature, the limited number of recipients, the recipients’ relationships with or access to information concerning the registrant, the absence of general solicitation and the issuance of restricted securities. The April 2026 change-of-control transaction described in the prospectus was a private secondary transaction between stockholders and did not involve the issuance of securities by the registrant.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed with, or will be filed by amendment to, this registration statement:

Exhibit No.	Description	Status
3.1	Amended and Restated Articles of Incorporation, as amended	Filed herewith
3.2	Restated Bylaws	Filed herewith
3.3	Certificate of Designation of Series A Convertible Preferred Stock	Filed herewith
3.4	Certificate of Designation of Special 2024 Series B Preferred Stock	Filed herewith
5.1	Opinion of Clifford J. Hunt, Esq. regarding legality of the shares being registered	Filed herewith
10.1	Form of Subscription Agreement	Filed herewith
10.2	Technology Asset Purchase Agreement dated June 1, 2026	Filed herewith
10.3	Executive Employment Agreement with Daniela Carolina Mujica Chacon	Filed herewith
10.4	Spin-Out and Membership Interest Transfer Agreement relating to TeleCare Home Health LLC	Filed herewith
23.1	Consent of Aloba, Awomolo & Partners, independent registered public accounting firm	Filed herewith
23.2	Consent of Clifford J. Hunt, Esq.	Included in Exhibit 5.1
107	Calculation of Filing Fee Table	Filed herewith

(b) Financial Statement Schedules. Financial statement schedules have been omitted because the information required to be set forth therein is not applicable, is not required, or is included in the financial statements or notes thereto.

Item 17. Undertakings

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, other than a registration statement relying on Rule 430B or a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus immediately prior to such date of first use.

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(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in this primary offering, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any preliminary prospectus or prospectus, any free writing prospectus prepared by or on behalf of the registrant or used or referred to by the registrant, any other free writing prospectus containing material information about the registrant or its securities provided by or on behalf of the registrant, or any other communication that is an offer in the offering made by the registrant to the purchaser, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(b)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned.

GLOW HOLDINGS, INC.

Date: September 22, 2026	By: /s/ Daniela Carolina Mujica Chacon
Daniela Carolina Mujica Chacon
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniela Carolina Mujica Chacon	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director (principal executive officer, principal financial officer and principal accounting officer)	September 22, 2026

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